              SECOND AMENDED AND RESTATED 1973 LNG SALES CONTRACT





                                    BETWEEN



                       PERUSAHAAN PERTAMBANGAN MINYAK DAN

                          GAS BUMI NEGARA (PERTAMINA),

                                   AS SELLER



                                      AND



             CHUBU ELECTRIC POWER CO., INC.
             THE KANSAI ELECTRIC POWER CO., INC.
             KYUSHU ELECTRIC POWER CO., INC.
             NIPPON STEEL CORPORATION
             OSAKA GAS CO., LTD.
             TOHO GAS CO., LTD.,

                                   AS BUYERS

              SECOND AMENDED AND RESTATED 1973 LNG SALES CONTRACT

                                    CONTENTS

                                                                                                         Page
ARTICLE 1        -        DEFINITIONS                                                                      2
ARTICLE 2        -        SALE AND PURCHASE                                                               10
ARTICLE 3        -        SOURCES OF SUPPLY                                                               11
ARTICLE 4        -        TRANSPORTATION AND UNLOADING                                                    13
ARTICLE 5        -        ONSHORE FACILITIES                                                              23
ARTICLE 6        -        DURATION OF CONTRACT                                                            26
ARTICLE 7        -        QUANTITIES                                                                      27
ARTICLE 8        -        CONTRACT SALES PRICE                                                            36
ARTICLE 9        -        TRANSFER OF TITLE                                                               50
ARTICLE 10       -        INVOICES AND PAYMENT                                                            51
ARTICLE 11       -        QUALITY                                                                         55
ARTICLE 12       -        PROGRAMMING AND SHIPPING MOVEMENTS                                              56
ARTICLE 13       -        MEASUREMENTS AND TESTS                                                          58
ARTICLE 14       -        DUTIES, TAXES AND CHARGES                                                       66
ARTICLE 15       -        FORCE MAJEURE                                                                   67
ARTICLE 16       -        ARBITRATION                                                                     69
ARTICLE 17       -        APPLICABLE LAW                                                                  70
ARTICLE 18       -        BUYERS' COORDINATOR                                                             71
ARTICLE 19       -        CONFIDENTIALITY                                                                 72
ARTICLE 20       -        NOTICES                                                                         73
ARTICLE 21       -        ASSIGNMENT                                                                      75
ARTICLE 22       -        AMENDMENTS                                                                      76
ARTICLE 23       -        SEVERALTY                                                                       77
ARTICLE 24       -        DETAILS OF PERFORMANCE                                                          78
ARTICLE 25       -        SCOPE                                                                           79
ARTICLE 26       -        COUNTERPARTS                                                                    80
ARTICLE 27       -        EFFECTIVE DATE AND APPLICABILITY                                                81

SCHEDULE A -     TESTING AND METHODS

              SECOND AMENDED AND RESTATED 1973 LNG SALES CONTRACT


This LNG Sales Contract ("Contract"), dated as of the 3rd day of December, 1973, amended by Amendment No.1 dated as of the 31st day of August, 1976, amended and restated as of the 1st day of January, 1990 and further amended as of the 1st day of June, 1992 ("First A/R"), is hereby further amended and restated as of the 3rd day of August, 1995 ("Second A/R") by and between PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA ("PERTAMINA"), a state enterprise of the Republic of Indonesia ("Seller"), on the one hand, and CHUBU ELECTRIC POWER CO., INC. ("Chubu Electric"), THE KANSAI ELECTRIC POWER CO., INC. ("Kansai Electric"), KYUSHU ELECTRIC POWER CO., INC. ("Kyushu Electric"), NIPPON STEEL CORPORATION ("Nippon Steel"), OSAKA GAS CO., LTD. ("Osaka Gas") and TOHO GAS CO., LTD. ("Toho Gas"), all corporations organized and existing under the laws of Japan (referred to individually as "Buyer" and collectively as "Buyers"), on the other hand.


                                 WITNESSETH:
WHEREAS:

1. Seller and Buyers have, from time to time, amended the Contract to incorporate new or revised terms relating to the sale and purchase of LNG;

2. By Memorandum of Agreement Re : 1973 LNG Sales Contract Extension ("1973 Extension MOA") dated as of October 6, 1994, and subsequent agreements Seller and Buyers agreed to extend the Contract to December 31, 2010 on agreed terms and conditions and to reflect such extension in this Second A/R after the finalization of transportation arrangements; and

3. Seller and Buyers have agreed on the appropriate revisions to reflect the transportation arrangements in accordance with the provisions of the 1973 Extension MOA, and Seller and Buyers desire to amend and restate the Contract accordingly.


NOW, THEREFORE, Seller and each Buyer hereby agree to the following terms:





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
ARTICLE 1 - DEFINITIONS

The terms or expressions below will have the following meanings in this
Contract:

1.1      Actual Cubic Foot
         A volume equal to the volume of a cube whose edge is one foot.

1.2      Adverse Weather Conditions
         As defined in Section 4.4(b)(iii).

1.3      Affiliate
         As defined in Article 19.

1.4      Allowance
         The quantity of LNG by which a Buyer reduces a Quantity Deficiency in respect of a given calendar year pursuant to the provisions of Section 7.3(d).

1.5      Allowance Restoration Period
         As defined in Section 7.3(d)(iv).

1.6      Annual Program
         As defined in Section 12.1(a).

1.7      Badak Facility
         The liquefaction plant facilities, including processing, storage, loading and related facilities and the Natural Gas transmission pipelines from the field to the liquefaction plant, located in East Kalimantan, Indonesia.

1.8      Base Rate
         The rate of interest announced from time to time by Citibank, N.A., New York ("Citibank") as Citibank's base rate. The base rate may not be the lowest rate charged by Citibank to its borrowers. If there is any doubt as to the Base Rate for any period, a written confirmation signed by an officer of Citibank shall conclusively establish the Base Rate in effect for such period. In the event that Citibank shall for any reason cease quoting a base rate as described above, then a comparable rate shall be determined using rates then in effect and shall be used in place of the said base rate.





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
1.9      British Thermal Unit (BTU)
         The amount of heat required to raise the temperature of one avoirdupois pound of pure water from 59.oF to 60.oF at an absolute pressure of 14.696 pounds per square inch.

1.10     Burmah
         Burmah Gas Transport Limited, a Liberian corporation, and its successors and assigns.

1.11     Burmah Vessels
         The following LNG tankers: LNG Capricorn, LNG Gemini, LNG Leo, LNG Libra, LNG Taurus, and LNG Virgo.

1.12     Business Day in Japan
         Every day other than Saturdays, Sundays, National Holidays (including compensatory days), and January 2 and 3.

1.13     Buyer Force Majeure
         As defined in Section 4.6(a).

1.14     Buyers' Coordinator
         Japan Indonesia LNG Co., Ltd. or such other entity as may be designated by Buyers pursuant to Article 18.

1.15     Buyer's Facilities
         For the purposes of Section 15.1 E in respect of any Buyer, the Receiving Facilities of such Buyer and such other facilities directly related to the use of LNG which, if not operational, would reduce the amount of LNG which such Buyer is able to receive hereunder.

1.16     Certificate
         As defined in Section 3.2(a).

1.17     Contract Sales Price
         As defined in Section 8.1.

1.18     Coordinated Maintenance Schedule
         As defined in Section 12.3.

1.19     Cubic Meter
         A volume equal to the volume of a cube whose edge is one meter.

1.20     Delivery Point
         The point at which the flange coupling of Buyer's unloading line joins the flange coupling of the LNG discharging manifold on board the LNG Tanker.

1.21     Demurrage Event
         As defined in Section 4.4(a).

1.22     Dwiputra
         The LNG tanker Dwiputra.

1.23     Exercising Buyer
         As defined in Section 7.3(d)(i).

1.24     Extension Fleet
         The Burmah Vessels and the Dwiputra.

1.25     Final Settlement
         As defined in Section 8.5(a).

1.26     Fixed Quantity
         As defined in Section 7.1.

1.27     Fixed Quantity Period
         As defined in Section 7.1.

1.28     Force Majeure Deficiency
         As defined in Section 7.6(a).

1.29     G.P.A.
         Gas Processors Association.

1.30     Gas Supply Area
         The areas in East Kalimantan, Indonesia, covered by production sharing contracts between Seller and Seller's Suppliers, and such other nearby contract areas as Seller may designate from time to time.





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
1.31     Gross Heating Value
         The quantity of heat expressed in British Thermal Units produced by the complete combustion in air of one cubic foot of anhydrous gas, at a temperature of 60.0oF and at an absolute pressure of 14.696 pounds per square inch, with the air at the same temperature and pressure as the gas, after cooling the products of the combustion to the initial temperature of the gas and air, and after condensation of the water formed by combustion.

1.32     Inward Steaming Time
         As defined in Section 4.4(b).

1.33     Liquefied Natural Gas (LNG)
         Natural Gas in a liquid state at or below its boiling point at a pressure of approximately one atmosphere.

1.34     LNG Element or LE
         As defined in Section 8.1.

1.35     LNG Tanker
         One of the vessels in the Extension Fleet or a Substitute LNG Tanker.

1.36     Loading Port
         The port located at the Badak Facility.

1.37     M.S.A.
         The Maritime Safety Agency of Japan.

1.38     Make-Good LNG
         As defined in Section 7.3(d)(iv).

1.39     Make-Good Obligation
         The obligation of a Buyer as set forth in Section 7.3(d)(iv) to take and pay for LNG in an amount (measured in BTU's) equal to each Allowance exercised.

1.40     Make-Up LNG
         As defined in Section 7.5.

1.41     Natural Gas
         Any hydrocarbon or mixture of hydrocarbons consisting essentially of methane, other hydrocarbons, and non-combustible gases in a gaseous state and which is extracted from the subsurface of the earth in its natural state, separately or together with liquid hydrocarbons.

1.42     Net Payments
         The amount paid after deducting any amounts pursuant to section 8.3 of a Charter and any other credits or sums which Seller receives with respect to the applicable Seller's Transportation Arrangements (but excluding any credits or sums which Seller receives with respect to the cargo or with respect to the Omnibus and Waiver Agreements); provided, however, that any sums received by Seller from Seller's Transporter in the nature of damages or other compensation for breach of contract or received by Seller from Guarantors under the Guarantee shall be net of any attorney's fees, arbitrators' fees and costs, and any other third party costs and expenses incurred by Seller in recovering such damages or compensation.

1.43     Ninety-Day Schedule
         As defined in Section 12.2.

1.44     Non-Utilization Cost
         As defined in Section 4.6(a).

1.45     Notice of Readiness
         The notice given at the time prescribed in Section 4.4(b) by the Master of each LNG Tanker or its agent to Buyer by letter, telegraph, telex, facsimile, radio or telephone that such LNG Tanker is ready to discharge LNG.

1.46     Outward Steaming Time
         As defined in Section 4.4(b).

1.47     Pacific
         Pacific LNG Transport Limited, a Bahamas corporation, and its successors and assigns.

1.48     Proved Remaining Recoverable Reserves
         Reserves which have been proved to a high degree of certainty by reason of actual completion, successful testing or in certain cases by adequate core analyses, and which are defined areally by reasonable geological interpretation of structure and known continuity of oil-or gas-saturated material.





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
1.49     Quantity Deficiency
         As defined in Section 7.3(a).

1.50     Receiving Facilities
         The LNG receiving terminal facilities which Buyers have constructed or will construct at the Unloading Ports including, without limitation, berthing and unloading facilities, LNG storage tanks, vessel services facilities and regasification plants.

1.51     Restoration Quantities
         As defined in Section 7.6(a).

1.52     Safety Pledge Letter
         As defined in Section 4.1(f).

1.53     Seller's Facilities
         For the purpose of Section 15.1 D, Natural Gas reservoirs or (whether heretofore constructed or to be constructed) production facilities in the field, the facilities for transportation of Natural Gas from the field, and the Badak Facility.

1.54     Seller Force Majeure
         As defined in Section 8.3(a)(ii).

1.55     Seller's Gas Supply Obligation
         From time to time on any given date, the amount of Natural Gas required to satisfy the remaining obligations of Seller on such date to supply LNG or Natural Gas from the Gas Supply Area plus the amount of Natural Gas from the Gas Supply Area required to supply any additional commitment or commitments which Seller anticipates making.

1.56     Seller's Suppliers
         In respect of portions of the LNG to be sold hereunder :
         (a)      Total Indonesie and Indonesia Petroleum, Ltd.;
         (b) Virginia Indonesia Company, Lasmo Sanga Sanga Limited, OPICOIL Houston, Inc., Union Texas East Kalimantan Limited, Universe Gas & Oil Company, Inc. and Virginia International Company;
         (c)      Unocal Indonesia Company;
         (d)      Indonesia Petroleum, Ltd.; and
         such other entities that may, from time to time, execute a Supply Agreement with Seller; and any successors and assigns of any of the aforesaid suppliers who shall have agreed in writing to be bound by all of the obligations of their respective assignors under the applicable Supply Agreement with Seller.

1.57     Seller's Transportation Arrangements
         The Fleetwide Agreement, Charters, and Paying Agent Agreement, each dated as of July 25, 1995, between Burmah and Seller, and Deed of Guarantee and all other agreements and instruments referred to therein to which Seller is a party; the Time Charter Party dated June 2, 1994 between Pacific and Seller and all other agreements and instruments referred to therein to which Seller is a party; and all agreements and instruments to which Seller is a party relating to a Substitute LNG Tanker; including, in each case, any amendments and supplements thereto; but, in each case, only to the extent related to the transportation of LNG hereunder.

1.58     Seller's Transporter
         Burmah, Pacific or any entity providing a Substitute LNG Tanker.

1.59     Standard Cubic Foot (scf)
         The quantity of Natural Gas, free of water vapor, occupying a volume of one Actual Cubic Foot at a temperature of 60.0oF and at an absolute pressure of 14.696 pounds per square inch.

1.60     Substitute LNG Tanker
         An ocean-going vessel suitable for transporting LNG (other than a vessel in the Extension Fleet) which Buyers have consented pursuant to
         Section 4.1(c) that Seller may use for transportation of LNG hereunder.

1.61     Supply Agreement
         As defined in Section 3.1.

1.62     Take-or-Pay Quantity
         As defined in Section 7.5.

1.63     TE Formula
         As defined in Section 8.3(a).

1.64     TE Period
         As defined in Section 8.3(a).





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
1.65     Transportation Element or TE
         As defined in Section 8.1.

1.66     Unloading Ports
         The ports at locations in or near Nagoya, Osaka, Himeji, Kita-Kyushu and Oita, and at such other locations in Japan as may be agreed between Seller and Buyers, where the Receiving Facilities are or will be constructed.

1.67     U.S.CPI
         The United States Consumer Price Index (determined by reference to :
         All Urban Consumers (CPI-U); Unadjusted U.S. City Average; All items; with a base period of 1982-84 = 100) as published by the U.S. Department of Labor, Bureau of Labor Statistics.

1.68 Capitalized terms defined in Seller's Transportation Arrangements for the Burmah Vessels and not otherwise defined herein shall have the same meanings when used in this Contract.

                         ARTICLE 2 - SALE AND PURCHASE

Seller agrees to sell and deliver, and each Buyer agrees to purchase, receive and pay for, or to pay for if not taken, LNG, in the quantities and at the price and in accordance with the other terms and conditions set forth in this Contract.

                        ARTICLE 3 - SOURCES OF SUPPLY

3.1      Sources of Supply
         The Natural Gas to be processed into LNG and sold hereunder is to be produced from the Gas Supply Area. Seller represents that Seller will maintain throughout the term hereof the right to sell all quantities of LNG to be sold hereunder. In this connection, Seller represents that it has executed or will execute from time to time, as required in order to maintain the right to sell the quantities of LNG to be sold hereunder, agreements with production sharing contractors of Seller under which agreements such production sharing contractors make available for sale hereunder their respective interests in the quantities of LNG to be sold hereunder ("Supply Agreement").

         Notwithstanding any reference to Seller's Suppliers in this Contract, Seller is fully responsible for performance of all the obligations of Seller hereunder.

3.2      Reserves of Natural Gas

         (a) Seller has furnished Buyers with statements, each entitled "Certificate" and each dated on or prior to May 31, 1994, of DeGolyer and MacNaughton expressing its estimate of Proved Remaining Recoverable Reserves of Natural Gas in the Gas Supply Area. Seller represents that such estimated quantity is in excess of Seller's Gas Supply Obligation as of the date hereof. Hereafter and throughout the term hereof, before committing additional Natural Gas from the Gas Supply Area to sale or other utilization, Seller shall secure from an independent petroleum engineering consultant firm of recognized standing in the petroleum industry, qualified by reputation and experience in estimating reserves of oil and Natural Gas in subsurface reservoirs, the written statement (the "Certificate") of such firm expressing its estimate of Proved Remaining Recoverable Reserves of Natural Gas in the Gas Supply Area in an amount at least equal to Seller's Gas Supply Obligation. Seller shall provide Buyers with copies of each Certificate of such independent petroleum engineering consultant firm on which Seller relies in making any such commitment for supply of Natural Gas from the Gas Supply Area. Seller shall also furnish all supporting documentation provided by such independent petroleum engineering consultant firm in connection with the issuance of such Certificate.

         (b) If, during the term hereof, Seller obtains information from its activities (including the activities of Seller's production sharing contractors) in operating fields in the Gas Supply Area which indicates unforeseen adverse changes in the Proved Remaining Recoverable Reserves of Natural Gas in the Gas Supply Area, Seller will promptly inform Buyers of such situation and will further inform Buyers of any measures which Seller may be required to take in order to fulfill its obligations under this Contract.





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
                    ARTICLE 4 - TRANSPORTATION AND UNLOADING

4.1      General

         (a) Seller shall be responsible for the continuous transportation from the Badak Facility to the Receiving Facilities of the LNG to be sold and delivered under this Contract and shall use LNG Tankers for transportation of such LNG.

         (b) Buyers shall be entitled to participate in transportation as follows, at all times ensuring that such participation is performed in an expedient manner:

                 (i)      For the Burmah Vessels and Substitute LNG Tankers:

                          (A) Buyers shall have the right to participate (consistent with Seller's Transportation Arrangements) in all meetings between Seller and Seller's Transporter related to payments to be made by Buyers under this Contract, to attend any arbitration proceeding pursuant to Seller's Transportation Arrangements, and to receive copies of reports, including audited statements, that Seller receives from Seller's Transporter and any correspondence relating to amounts to be paid by Buyers therefor;

                          (B) Seller shall consult and agree with Buyers prior to exercising or expressly waiving its rights (other than rights related to day-to-day operations) under Seller's Transportation Arrangements that will significantly affect amounts payable by Buyers and shall make reasonable efforts to implement any reasonable requests of Buyers in connection therewith;

                          (C) Seller shall consult and agree with Buyers prior to amending or terminating in whole or in part Seller's Transportation Arrangements or concluding any new Seller's Transportation Arrangements; and

                          (D) Seller shall permit Buyers to participate in negotiations relating to any such amendment or termination or conclusion of such new Seller's
                                  Transportation Arrangements.

                 (ii) For the Dwiputra, except as provided below, Buyers shall not be entitled to review or participate in any audit of costs or to otherwise participate in Dwiputra-related matters. Buyers shall have the following rights:

                          (A) to receive general information regarding the maintenance and repair of the Dwiputra, including information regarding proposed dry-docking plans and time schedules of significant maintenance and repair and results thereof, and to receive copies of shipyard reports which identify any significant maintenance problems with the Dwiputra;

                          (B) to make general observations to Seller regarding maintenance and repair of the Dwiputra;

                          (C) to attend Dwiputra ship/shore meetings to the extent such meetings relate to the Receiving Facilities; and

                          (D) to receive such information in respect of the Dwiputra as is reasonably necessary to verify the calculations required in Section 4.6 and
                                  Article 8.

                 It is acknowledged that, prior to the date hereof, Buyers together with Seller and Burmah have commissioned and participated in a technical evaluation of the longevity of the Burmah Vessels, conducted by Lloyd's Register of Shipping, which confirmed that the condition, structural integrity, reliability, and availability of the Burmah Vessels are satisfactory to provide transportation under this Contract.

         (c) If it is necessary to employ a vessel to substitute for a vessel in the Extension Fleet to deliver the quantities under this Contract, Seller shall arrange a Substitute LNG Tanker, utilizing any rights it might have under Seller's Transportation Arrangements for the Burmah Vessels or utilizing other vessels that are then available. Buyers shall have the right to offer a proposed Substitute LNG Tanker to Seller. Seller shall finalize its arrangements for a Substitute LNG Tanker only after obtaining Buyers' consent, such consent not to be unreasonably withheld. If Buyers do not consent to the arrangements which Seller proposes for a Substitute LNG Tanker, then Seller and Buyers shall discuss the availability of alternatives. If agreement on an alternative is not reached within a reasonable period of time, such unavailability of transportation shall be deemed to constitute an event of force majeure pursuant to Section 15.1 I and the provisions of Article 15 shall apply.

         (d) Seller will endeavor as far as reasonably practicable to coordinate the day-to-day operations of the LNG Tankers and to coordinate the operations of the LNG Tankers with common standards, documentation and procedures with respect to:

                 (i) vessel/terminal interface, including joint ship/shore meetings;

                 (ii) vessel compliance with applicable national and international regulations;

                 (iii)    cargo documentation;

                 (iv)     vessel performance;

                 (v)      cargo transfer procedures; and

                 (vi) Loading Port Conditions of Use and Omnibus and Waiver Agreements.

                 Seller shall coordinate the LNG Tankers regarding implementation of the Annual Program and Ninety-Day Schedule, including (i) scheduling of dry-dock and lay-up periods; and
                 (ii) scheduling of Substitute LNG Tankers.

         (e) Before using an LNG Tanker to undertake a voyage to a buyer other than Buyers during or after the Fixed Quantity Period 2000, Seller shall obtain Buyers' consent, such consent not to be unreasonably withheld.

         (f) Seller shall use its best efforts to cause Seller's Transporters to take such actions as are reasonably required by Japanese authorities to evidence responsibility for safe operation of LNG Tankers in accordance with the letter of the vessel operator addressed to Japanese port authorities in connection with permission for LNG Tankers to enter into Unloading Ports ("Safety Pledge Letter"). Seller shall arrange or shall cause Seller's Transporters to arrange for such number and types of fireboats and escort vessels as are required by the Japanese authorities to attend the LNG Tankers so as to permit safe and efficient movement of the LNG Tanker within the maritime safety areas located in the approaches to and from the Unloading Ports.

4.2      Notices of LNG Tanker Movements and Characteristics of LNG Cargoes

         (a) With respect to each cargo of LNG to be delivered hereunder, Seller shall give, or cause the Master of the LNG Tanker to give, to the Buyer at the Receiving Facility at which such cargo is to be delivered, the following notices:

                 (i) A first notice, which shall be sent upon the departure of the LNG Tanker from the Loading Port and which shall set forth the time and date that loading was completed, the volume, expressed in Cubic Meters, of LNG loaded on board the LNG Tanker, and the estimated time of arrival of the LNG Tanker at Buyer's Unloading Port;

                 (ii) A second notice, which shall be sent ninety-six (96) hours prior to the estimated time of arrival of the LNG Tanker at the Unloading Port;

                 (iii) A third notice, which shall be sent forty-eight (48) hours prior to the estimated time of arrival of the LNG Tanker at the Unloading Port;

                 (iv) A fourth notice, which shall be sent twenty-four (24) hours prior to the estimated time of arrival of the LNG Tanker at the Unloading Port;

                 (v) A final notice, which shall be sent five (5) hours prior to the estimated time of arrival of the LNG Tanker at the Unloading Port; and

                 (vi) A Notice of Readiness, which shall be given at the time prescribed in Section 4.4(b) below.

         (b) Within thirty-six (36) hours after departure of each LNG Tanker from the Loading Port, Seller shall notify Buyer, for Buyer's information only, of the following characteristics of the LNG comprising its cargo as determined at the time of loading:

                 (i)      the Gross Heating Value per unit, and

                 (ii) the molecular percentage of hydrocarbon components and nitrogen.

4.3      Obligations of Buyers at Unloading Ports
         Each Buyer shall cooperate with Seller's Transporters or their agents and the Master of each LNG Tanker directed to an Unloading Port to ensure the continuous and efficient delivery of LNG hereunder. Each Buyer shall provide a safe berth for prompt berthing of LNG Tankers at its Receiving Facility and shall operate the Receiving Facility, or ensure that it is operated, so as to permit discharge of the cargo of each LNG Tanker as quickly as possible. During discharge of each cargo of LNG, Buyer shall return to the LNG Tanker natural gas in such quantities as are necessary for the safe unloading of the LNG at such rates, pressures and temperatures as may be required by the LNG Tanker design.

4.4      Demurrage at Unloading Ports

         (a) Subject to paragraph (c) below, in the event used laytime exceeds allowed laytime in unloading an LNG Tanker, as provided in paragraph (b) below ("Demurrage Event"), Buyer shall pay to Seller, or for Seller's account if so directed by Seller, demurrage at the daily rate in U.S. Dollars (which shall be prorated for a portion of a day) determined in accordance with the following formula:

                                                        TE (reduced to exclude
                                         436,821,000    voyage costs) in effect
                 Demurrage rate = 0.14 x MMBTU's   x    on the day the
                                                        Demurrage Event occurs
                                         --------------------------------------
                                                          365

         (b) Laytime to be allowed at each Unloading Port at which the LNG Tanker discharges LNG being delivered hereunder shall be thirty-six (36) consecutive hours extended by any period of delay which is caused by:

                 (i) reasons attributable to Seller, the LNG Tanker or its Master, crew, owner or operator;

                 (ii) force majeure as defined in Article 15; provided, however, that delays resulting from the application of safety regulations or similar governmental action shall not be considered as an event of force majeure for the purposes hereof; or

                 (iii) "Adverse Weather Conditions", which for purposes hereof means weather and/or sea conditions actually experienced at the Unloading Port which are sufficiently severe either: (A) to prevent all LNG Tankers from proceeding to berth, discharging or departing from berth in accordance with the weather standards prescribed in the M.S.A. standard published regulations, including the Safety Pledge Letters, or
                          (B) to cause an actual determination by the Master that it is unsafe for the LNG Tanker to berth, discharge or depart from berth. The period of delay to an LNG Tanker caused by Adverse Weather Conditions shall not be considered to extend past the time during which such Adverse Weather Conditions actually prevailed except where additional delay is caused by the occupation of the berth by another LNG Tanker.

                 Upon arrival of each LNG Tanker at the agreed location off each Unloading Port, and subject to any mutually agreed time restrictions, the Master of the LNG Tanker or its agent shall give Notice of Readiness to Buyer or its agent that such LNG Tanker is ready to discharge LNG, berth or no berth. Laytime shall commence upon receipt of Notice of Readiness and shall continue to run until the LNG Tanker clears the Unloading Port (i.e., when leaving the Unloading Port passes the agreed position for tendering Notice of Readiness). From used laytime calculated as above shall be deducted all Inward Steaming Time and all Outward Steaming Time.

                 For the purpose of this paragraph (b):

                 (A) "Inward Steaming Time" shall mean the total time elapsed between Notice of Readiness and "all fast" in berth, minus the period of any delay or stoppage that prevents the forward movement of the LNG Tanker to the berth if and to the extent the total of all such delays or stoppages exceeds six (6) hours, and

                 (B) "Outward Steaming Time" shall mean the total of all hours between the disconnection of the discharge and return lines and the LNG Tanker clearing the Unloading Port, minus the period(s) of any delay or stoppage that prevents the outward movement of the LNG Tanker.

                 Any delay caused to an LNG Tanker by quarantine at an Unloading Port (except that related to the presence aboard or processing of refugees picked up by the LNG Tanker) shall count as used laytime.

         (c) If a Demurrage Event occurs, Seller shall take such actions which are prudent and reasonable to prevent any modification of the Ninety-Day Schedule and any other ninety-day schedule of loadings at the Loading Port, including appropriate direction of the LNG Tanker. In the event that the Demurrage Event causes the LNG Tanker involved to be delayed in arriving at the Loading Port so that it is unable to commence loading on the scheduled loading date (in effect at the time of the Demurrage Event) or such delay requires the modification of the date of commencement of loading of any other LNG vessel, any Seller's invoice to Buyer in accordance with the provisions of Section 10.2 with respect to such Demurrage Event shall remain in effect; otherwise, no payment for the Demurrage Event shall be due and Seller shall notify Buyer either that it is not invoicing Buyer or that it is canceling any invoice already submitted to Buyer.

4.5      Effect of Unloading Port Delays; Excess Boil-Off

         (a) Notwithstanding the provisions of Section 11.1, if the Gross Heating Value of LNG to be delivered hereunder is higher than the limits set forth in Section 11.1 by reason of boil-off occurring during a delay in unloading an LNG Tanker of more than forty-eight (48) hours after Notice of Readiness has been given, such LNG shall be deemed to have met the quality specifications of this Contract regarding Gross Heating Value.

         (b) If an LNG Tanker is delayed in berthing and/or commencement of unloading for a reason that would not result in an extension of allowed laytime under Section 4.4(b), and if, as a result thereof, the commencement of unloading is delayed beyond thirty (30) hours after Notice of Readiness has been given, then, for each full hour by which commencement of unloading is delayed beyond such thirty-hour period, Buyer shall pay Seller an amount, on account of excess boil-off, equal to the Contract Sales Price multiplied by the number of MMBTU's per hour by which such boil-off reduces the aggregate number of BTU's of a full cargo at berth. The hourly BTU reduction rate to be applied for such purpose shall be determined by actual boil-off experience as determined at appropriate intervals.

4.6      Non-Utilization Cost

         (a) If there is an event of force majeure pursuant to Section 15.1 affecting a Buyer ("Buyer Force Majeure") which results in an LNG Tanker being less than fully utilized under this Contract, then the Buyer so affected shall pay to Seller, with respect to such period of Buyer Force Majeure, an amount in U.S. Dollars calculated in accordance with the following formula ("Non-Utilization Cost"):


                          NUC = [(TN - VA) x BFM] - BFMS

                          where:

                          NUC     =        The Non-Utilization Cost  to be paid
                                           to Seller with respect to quantities
                                           not taken and expected not to be
                                           taken during a Fixed Quantity Period
                                           as a result of a Buyer Force
                                           Majeure;

                          TN      =        TE Non-Utilization which is the TE
                                           in U.S.$/MMBTU in effect at the time
                                           BFM is not taken and expected not to
                                           be taken;

                          VA      =        Voyage Expenses Amount which is the
                                           component of TN in U.S.$/MMBTU that
                                           is attributable to voyage costs;

                          BFM     =        Buyer Force Majeure Quantities which
                                           is the quantities not taken and
                                           expected not to be taken during a
                                           Fixed Quantity Period as a result of
                                           a Buyer Force Majeure, such
                                           quantities to be reduced to the
                                           extent that an LNG Tanker undertakes
                                           voyages to other Buyers or to other
                                           LNG customers in order to deliver
                                           cargoes that would have been
                                           delivered to the affected Buyer but
                                           for the Buyer Force Majeure; and

                          BFMS    =        Buyer Force Majeure Savings which is
                                           the savings in U.S. Dollars, if any,
                                           in transportation costs during the
                                           period of Buyer Force Majeure,
                                           calculated as the sum of:


                                  BS + DS

                                  where:

                                  BS       =      Burmah Savings which is the
                                                  reduction in payments by
                                                  Seller resulting from the
                                                  lay-up of a Burmah Vessel or
                                                  a Substitute LNG Tanker
                                                  during the period of Buyer
                                                  Force Majeure or pursuant to
                                                  any provision of Seller's
                                                  Transportation Arrangements
                                                  for such vessels applicable
                                                  to such period of Buyer Force
                                                  Majeure; and

                                  DS       =      Dwiputra Savings which is,
                                                  if the Dwiputra is in lay-up
                                                  due to the Buyer Force
                                                  Majeure, an amount equal to
                                                  the reduction in the Burmah
                                                  Vessel daily Hire Rate
                                                  applicable if a Burmah Vessel
                                                  were laid up for the same
                                                  number of days (as
                                                  established pursuant to
                                                  paragraph 2.5.3(b) of
                                                  Schedule III of the
                                                  Charters), multiplied by the
                                                  number of days the Dwiputra
                                                  is in lay-up.

         (b) During a period of Buyer Force Majeure, Seller and Buyers will consult on whether an LNG Tanker should be laid up and/or placed in non-utilization status, and Seller agrees to give preference to first removing a Burmah Vessel from providing transportation under this Contract before removing any other LNG Tanker.

         (c) Seller shall invoice the affected Buyer for amounts due under this Section 4.6 periodically so as to ensure Seller receives Non-Utilization Cost payments at generally the same time it would have received the Transportation Element for quantities not taken and expected not to be taken as a result of the Buyer Force Majeure. Buyer shall pay such invoice in accordance with the terms of Section 10.2. In connection with the determination of Non-Utilization Cost, Seller shall furnish to the affected Buyer such available estimates, accounting and other data as may reasonably be required by such Buyer to establish the basis upon which and the manner in which such Non-Utilization Cost is calculated. If in fact a BFM cargo is actually taken by the end of the applicable Fixed Quantity Period, that part of the invoice for such cargo relating to the Transportation Element shall be reduced by the amount of Non-Utilization Cost previously paid with respect thereto.

         (d) In the event Seller terminates a Charter for a Burmah Vessel as a result of a Buyer Force Majeure, Seller shall invoice the affected Buyer promptly and such Buyer shall pay the amount of the Required Termination Payment under the Charter (excluding any amount under item (D) of BE of Section 8.3(a)(i)) to Seller in lump sum amount in accordance with the terms of
                 Section 10.2. Upon such termination, the affected Buyer shall have no further obligation to pay Non-Utilization Cost other than payments due with respect to periods prior to the effective date of such termination. If Seller decides for its own reasons not to terminate the non-utilized LNG Tanker, Seller and the affected Buyer will determine whether the affected Buyer has any further obligation to make payments under this Section 4.6 based on the benefits to be received by such Buyer if the Charter for the non-utilized LNG Tanker is continued.

                        ARTICLE 5  -  ONSHORE FACILITIES

5.1      Receiving Facilities
         Each Buyer shall ensure, at no cost to Seller, that its Receiving Facilities shall be compatible with the general specifications of the Extension Fleet and shall include the following:

         A. Berthing facilities capable of receiving LNG Tankers having an overall length of up to 950 feet, a beam of up to 150 feet and a draft of up to 36 feet 6 inches, which the LNG Tankers can always safely reach, fully laden, and safely depart, and at which the LNG Tankers can lie safely berthed and discharge safely afloat at all times;

         B. Unloading facilities capable of receiving LNG at a rate which will permit the discharging of cargo from a fully loaded LNG Tanker within twelve (12) hours of pumping time at the full pumping rate specified by the LNG Tanker design;

         C. A vapor return line system of sufficient capacity to transfer to the LNG Tankers quantities of natural gas necessary for the safe unloading of LNG at such rates, pressures and temperatures as may be required by the LNG Tanker design;

         D. Systems for timely provision of the LNG Tankers with adequate fresh water and bunker oil, if necessary;

         E. Facilities allowing access to the LNG Tankers from onshore adequate for the handling and delivery of ship's stores, provisions and spare parts to the LNG Tankers;

         F. Shore-based tanks and loading lines for liquid nitrogen adequate to service the LNG Tankers;

         G. LNG storage tanks of adequate capacity to receive and store a full cargo of LNG upon each scheduled arrival of an LNG Tanker;

         H. Appropriate systems for necessary radio communications with LNG Tankers; and

         I.      Regasification plant.

5.2      Badak Facility
         Seller shall ensure, at no cost to Buyers, that the Badak Facility shall include the following:

         A. Natural Gas transmission pipelines for the delivery to the liquefaction plants of Natural Gas for processing into LNG;

         B. LNG processing facilities of sufficient capacity to process Natural Gas into the LNG to be sold and delivered hereunder;

         C. LNG storage tanks of adequate capacity for the storage of quantities of LNG for subsequent loading on to LNG Tankers;

         D. Berthing facilities capable of receiving LNG Tankers having an overall length of up to 950 feet, a beam of up to 150 feet and a draft of up to 36 feet 6 inches, which the LNG Tankers can always safely reach, fully laden, and safely depart, and at which the LNG Tankers can lie safely berthed and load safely afloat at all times;

         E. Loading facilities capable of loading LNG at a rate which will permit the full loading of an LNG Tanker within twelve (12) hours of pumping time;

         F. Facilities allowing access to the LNG Tankers from onshore adequate for the handling and delivery of ship's stores, provisions, liquid nitrogen and spare parts to the LNG Tankers; and

         G. Appropriate systems for necessary radio communications with LNG Tankers.

5.3      Compatibility of Receiving Facilities and LNG Tankers

         (a) Seller shall ensure, at no cost to Buyers, that the Dwiputra is compatible with the Receiving Facilities existing as of the date hereof.

         (b) Seller shall ensure that each Substitute LNG Tanker is compatible with the Receiving Facilities, and any costs necessary to ensure such compatibility shall be included in S under Section 8.3(a)(i).

         (c) Buyers shall ensure, at no cost to Seller, that the construction or modification of any Receiving Facility (other than the Receiving

                 Facilities existing as of the date hereof) is compatible with the Extension Fleet.

         (d) With respect to paragraphs (a) through (c) above, Seller and Buyers shall consult to determine the most effective manner to achieve the required compatibility.

                       ARTICLE 6  -  DURATION OF CONTRACT

The terms of this Contract shall continue in effect until the expiration of the parties' respective obligations hereunder with respect to the sale and purchase of LNG or the earlier termination of this Contract pursuant to Section 10.5.
If Seller and any Buyer or Buyers so agree at least seven (7) years before the time this Contract would otherwise expire, the term of this Contract may, as to such Buyer or Buyers, be extended on such terms and conditions as may be mutually agreed.

                            ARTICLE 7  -  QUANTITIES

7.1      Required Deliveries
         During each calendar year or portion thereof specified below (each such period being called a "Fixed Quantity Period"), Seller shall sell and deliver to each Buyer, and each Buyer shall purchase, receive and pay for, or pay for if not taken, at the Contract Sales Price, a quantity of LNG having a heating value as specified for such Buyer for such Fixed Quantity Period (each such quantity being called a "Fixed Quantity") as follows:

         CALENDAR         FIXED QUANTITY                  FIXED QUANTITIES FOR EACH BUYER
           YEAR              PERIOD                             (BILLIONS OF BTU'S)
         --------         ------------   -----------------------------------------------------------------
                                          CHUBU     KANSAI    KYUSHU   NIPPON   OSAKA    TOHO       TOTAL
                                         ELECTRIC  ELECTRIC  ELECTRIC   STEEL    GAS      GAS
                                         --------  --------  --------  ------   -----    ----     --------
         1977             OCT 18-DEC 31  6,079.70 1,957.78 1,641.03  1,547.77 7,081.48    -      18,307.76
         1978             FULL YEAR        54,792   29,389   37,149    29,387   39,741    -        190,458
         1979             FULL YEAR        71,650   67,459   69,063    30,293   45,801    -        284,266
         1980             FULL YEAR        87,848  108,520   77,516    31,004   54,260    -        359,148
         1981             FULL YEAR        87,850  124,023   77,515    31,006   59,427    -        379,821
         1982             FULL YEAR        87,850  124,023   77,515    31,006   67,179    -        387,573
         1983             FULL YEAR       117,050  141,543   83,355    31,006   67,179    -        440,133
         1984-1986        EACH FULL YEAR  117,050  132,783   86,275    31,006   67,179    -        434,293
         1987-1999        EACH FULL YEAR  111,210  132,783   80,435    28,066   67,179   2,940     422,613
         2000-2010        EACH FULL YEAR  111,210  132,783   80,435    32,251   67,179  12,963     436,821

         The above Fixed Quantities are subject to adjustment as provided in
         Section 7.3(a). After giving effect to any such adjustment, the term "Fixed Quantity" shall mean the applicable Fixed Quantity as so adjusted, and the respective obligations of Seller to sell and deliver, and of each Buyer to purchase, receive and pay for, or pay for if not taken, Fixed Quantities of LNG in any Fixed Quantity Period shall apply to the applicable Fixed Quantities as so adjusted.

7.2      Single-Port Cargoes; Reallocation of Cargoes; Rate of Deliveries

         (a) All deliveries of LNG by Seller and receipt thereof by a Buyer shall be made in fully loaded LNG Tanker lots and, except as provided in paragraph (c) below, each LNG Tanker shall be unloaded at a single Receiving Facility in Japan.

         (b) Each Buyer, upon appropriate notice to Seller, may reallocate all of an LNG Tanker cargo from one Buyer to another Buyer and/or from one Receiving Facility to another, and also may reallocate any part of an LNG Tanker cargo from one Buyer to another within one Receiving Facility.

                 In case of such reallocation, the ownership of such cargo or part thereof shall be transferred directly from Seller to the new Buyer in place of the original Buyer, but the respective Fixed Quantities of the Buyers concerned shall not be changed and the cargo in question shall be deemed to be received by the original Buyer in connection with its take or pay obligations under Section 7.3(a).

                 Each such reallocation shall be documented in a form to be established by Seller and Buyers, executed by the original Buyer and the Buyer which will actually receive the cargo, which document will provide that the receiving Buyer will assume and be responsible to Seller for performance of the obligations of the original Buyer in respect of such cargo, and that such cargo is deemed to be taken by the original Buyer in connection with its take or pay obligations under
                 Section 7.3(a).

                 Buyers will exercise the right to reallocate cargoes in a manner that will not materially disrupt the shipping schedules.

         (c) In addition to paragraph (b) above, upon reasonable advance notice to Seller from the Buyer concerned, in case of emergency, Seller and Buyers may reallocate all or any part of an LNG Tanker cargo from one Receiving Facility to another, if such change would not materially disrupt the shipping schedules.

         (d) Within each Fixed Quantity Period, the quantities to be delivered by Seller and received by each Buyer shall be delivered at rates and intervals and in quantities which are reasonably constant over the course of such Fixed Quantity Period and give effect to the maintenance, downtime and shipping schedules provided for in Article 12, so as to assure, as nearly as possible, continuous full utilization of the LNG Tankers, an even production rate at the Badak Facility, and even rates of deliveries at each Buyer's Receiving Facility.

7.3      Buyer's Obligation to Take or Pay

         (a) If, during any Fixed Quantity Period, any Buyer should fail to take the full Fixed Quantity applicable thereto, such Buyer shall pay Seller, at the Contract Sales Price (reduced to exclude that portion of the Transportation Element related to voyage costs) in effect as of the last day of such Fixed Quantity Period, for the quantities of LNG required to be purchased but which were not taken by such Buyer during such Fixed Quantity Period (any such quantity deficiency being called a "Quantity Deficiency"), subject, however, to paragraphs (b), (c) and (d) below and the following:

                 (i) If, after taking into account all adjustments provided for in this Section 7.3 including any Allowance that has been exercised, there remains a Quantity Deficiency for a Buyer at the end of any Fixed Quantity Period, such Buyer may carry forward and add to the Fixed Quantity for the next succeeding Fixed Quantity Period:

                          (A) the full amount when such Quantity Deficiency amounts to less than a full LNG Tanker cargo lot; or

                          (B) any fractional portion of a cargo when the Quantity Deficiency exceeds one full LNG Tanker cargo lot.

                          Amounts so carried forward shall not be included in such Quantity Deficiency.

                 (ii) If, at the end of any Fixed Quantity Period, a Buyer has purchased and received quantities of LNG hereunder in excess of the Fixed Quantity of such Buyer for such Fixed Quantity Period other than Make-Up LNG, Make-Good LNG, or Restoration Quantities, the excess shall be applicable to reduce the Fixed Quantity of such Buyer for the next succeeding Fixed Quantity Period.

         (b) The obligation (set forth in paragraph (a) above) of each Buyer with regard to any Fixed Quantity Period to pay for Fixed Quantities not taken shall be reduced by the quantity of LNG which such Buyer was unable to purchase because of an event of force majeure as defined in Article 15 affecting either Seller or such Buyer or because of Seller's failure for any other reason to make such quantity available for sale in accordance with this Contract.

         (c) In calculating the quantity of LNG delivered by Seller and purchased by a Buyer for each Fixed Quantity Period, quantities delivered and purchased within the first seven (7) days of the next following Fixed Quantity Period shall be included, provided such quantities were scheduled in the Annual Program for the Fixed Quantity Period with respect to which the calculation is being made.

         (d) The obligation of a Buyer pursuant to paragraph (a) above to pay for quantities not taken may be reduced by the exercise of an Allowance as follows:

                 (i) Each Allowance must be exercised by notice in writing given to Seller by Buyers' Coordinator, which will act as agent for Buyers in connection with the exercise of all Allowances. A notice of the exercise of an Allowance given by Buyers' Coordinator shall be deemed to have both the authority of the Buyer on whose behalf it is expressed to be given (the "Exercising Buyer") and the consent of all other Buyers. No purported direct exercise of an Allowance by a Buyer shall be valid. A notice of exercise of an Allowance must be received by Seller on or before January 12 of the year following the Fixed Quantity Period in respect of which such Allowance is exercised.

                 (ii) Each notice of exercise of an Allowance shall specify the Exercising Buyer and the quantity of LNG by which such Buyer's obligation to take and/or pay during the relevant Fixed Quantity Period is to be reduced.

                 (iii) No Allowance can be exercised which would result in the aggregate Allowances then outstanding for all Buyers during any Fixed Quantity Period being in excess of 21,841 billion BTU's. Subject to the provisions of subparagraph (viii) below, an Allowance (or portion thereof) is outstanding until either the Make-Good Obligation pursuant to subparagraph (iv) below is satisfied, or payment in respect thereof is made pursuant to subparagraph (vi) below.

                 (iv) Each Allowance shall be made good in full (even if it amounts to a fractional portion of a full cargo lot) by the purchase of an equal quantity of LNG in excess of Fixed Quantities ("Make-Good LNG") within a period commencing January 1 of the year following the Fixed Quantity Period in relation to which such Allowance was exercised and ending with the earlier of the expiration of five (5) calendar years or March 31, 2011 ("Allowance Restoration Period"). Any Make-Good LNG purchased after the expiration of the last Fixed Quantity Period but prior to March 31, 2011 shall be paid for at the LNG Element in effect as of the date of delivery plus the actual transportation costs incurred in delivering the
                          Make-Good LNG.   No Buyer may satisfy a Make-Good
                          Obligation or any part thereof during a Fixed Quantity Period until it shall first have taken its Fixed Quantity for such Fixed Quantity Period. If a Buyer has more than one Allowance outstanding, the Make-Good Obligations in respect thereof shall be satisfied in the same chronological order in which such Allowances were exercised. One or more Buyers may satisfy the Make-Good Obligation with respect to an Allowance exercised by another Buyer.

                 (v) Every request for Make-Good LNG shall be made by Buyers' Coordinator on behalf of a named Buyer in accordance with Section 12.1 and shall specify the Allowance to which it relates. Each such request shall be deemed to have the authority of the named Buyer and, if the named Buyer is not the Exercising Buyer, of the Exercising Buyer.

                 (vi) If, at the expiration of the Allowance Restoration Period, a Make-Good Obligation has not been satisfied in full, the Exercising Buyer (whether or not a Buyer other than the Exercising Buyer was named in any relevant request for Make-Good LNG) shall pay for any unsatisfied portion of the Make-Good Obligation at the Contract Sales Price (reduced to exclude that portion of the Transportation Element related to voyage costs) in effect as of the last day of such Allowance Restoration Period. The Buyer shall have the right to request Make-Up LNG pursuant to Section
                          7.5 with respect to any such payment.

                 (vii) Seller shall not be obligated to reserve any LNG production or shipping capacity for the purposes of permitting Buyers to satisfy Make-Good Obligations.

                 (viii) In the event that Buyers' Coordinator requests quantities of LNG to satisfy a Make-Good Obligation on behalf of a Buyer or Buyers which Seller is unable to make available for any reason, including force majeure, the following provisions shall apply:

                          (A) The Exercising Buyer shall be relieved from the obligation pursuant to subparagraph (vi) above to pay for such requested quantities as of the expiration of the Allowance Restoration Period relating thereto, except in the case where subparagraph (viii)(C) below requires such payment;

                          (B) Such requested quantities shall be deemed not outstanding for the purposes of subparagraph
                                  (iii) above until Seller shall (whether
                                  during or after the Allowance Restoration
                                  Period) have offered the same to such Buyer but shall then be outstanding if such Buyer does not accept such offer; any change in the quantity outstanding due to a failure to accept such an offer shall not result in an acceleration of any then outstanding Make-Good Obligations; and

                          (C) Such requested quantities shall be scheduled for delivery at any time prior to March 31, 2011 as mutually agreed by Seller and the Buyer having the Make-Good Obligation. If such requested quantities have not been scheduled as of the end of the last Fixed Quantity Period and should Seller be unable to deliver such requested quantities during the three (3) months following the last Fixed Quantity Period, Buyer shall have no further obligation in respect thereof. If Seller gives Buyer reasonable notice that such requested quantities are available during such three-month period but Buyer does not take such quantities, Buyer shall then make the payment required under subparagraph (vi) above.

7.4      Allocation of Deliveries between Buyers and Other Purchasers

         (a) Whenever deliveries of LNG by Seller under this Contract must be reduced by reason of an event or circumstance of force majeure as defined in Article 15 affecting Seller's ability to produce or load LNG from the Badak Facility, an allocation of quantities then available for sale at the Badak Facility will be made between Buyers and other purchasers of LNG from the Badak Facility. At such times the total quantities available for sale from the Badak Facility shall be allocated among the purchasers therefrom (including Buyers) pro rata in the ratio of their respective quantities which are eligible for allocation as provided below. The quantities eligible for such allocation shall, as to Buyers, be the portion of the Fixed Quantities to be purchased hereunder during the period of such force majeure and, as to other purchasers, be those fixed or contract quantities of LNG which are committed for sale from the Badak Facility during the period of such force majeure in satisfaction of Seller's contracts with other purchasers which provide for sales of LNG over a term of at least fifteen (15) years.

         (b) If such an event of force majeure does not preclude full production and loading of all Fixed Quantities under the allocation formula described in paragraph (a) above, but is of such an extent as to prevent Seller from producing and loading all Make-Up LNG, Make-Good LNG and Restoration Quantities scheduled for delivery from the Badak Facility to Buyers and equivalent quantities scheduled for delivery from the Badak Facility to other purchasers under LNG sales contracts providing for deliveries over a term of at least fifteen (15) years, quantities of such LNG as are available shall be allocated between Buyers and such other purchasers in proportion to the respective quantities so scheduled.

7.5      Take-or-Pay Make-Up
         If, pursuant to Section 7.3(a) or Section 7.3(d)(vi), a Buyer shall have paid for any quantity of LNG which was not taken by such Buyer ("Take-or-Pay Quantity"), then, in any subsequent year, the said Buyer may purchase up to an equal quantity of LNG from Seller as make-up LNG ("Make-Up LNG") (to the extent not previously made up). A Buyer may request Make-Up LNG by giving written notice to Seller as provided in
         Section 12.1. If, during any year for which Make-Up LNG has been requested, (i) Seller has uncommitted quantities of LNG available for such purpose, (ii) Seller has available LNG Tanker capacity which may be used to transport such Make-Up LNG, and (iii) such Buyer shall have first taken and paid for its Fixed Quantity for such year, then

         Seller shall sell and deliver to such Buyer the quantity of Make-Up LNG requested; provided, however, that after the expiration of three
         (3) months following the end of the last Fixed Quantity Period such Make-Up LNG shall only be made available if either Seller has at the time uncommitted shipping capacity available for the purpose or the Buyer provides transportation. A Buyer's right to purchase Make-Up LNG under this Section 7.5 shall expire on December 31, 2011 unless such Buyer shall have requested Make-Up LNG during the year 2011 and Seller shall have had insufficient uncommitted LNG to meet such request. In such circumstances, the parties shall consult to agree upon a deferred schedule for Buyer to take delivery of any outstanding balance of Take-or-Pay Quantity not made up by December 31, 2011. Each Buyer shall pay for Make-Up LNG at the Contract Sales Price in effect as of the date of delivery, reduced by the amount previously paid on account of all or that part of the Take-or-Pay Quantity being made up by such sale; provided, however, that any Make-Up LNG delivered after the end of the last Fixed Quantity Period shall be paid for at the LNG Element in effect as of the date of delivery (reduced by the amount previously paid as the LNG Element on account of all or that part of the Take-or-Pay Quantity being made up by such sale) plus the actual transportation costs incurred in delivering the Make-Up LNG. Take-or-Pay Quantities shall be made up, and prior payments applicable thereto applied, in the same chronological order in which such quantities accrued.

7.6      Force Majeure Deficiency

         (a) If, during any Fixed Quantity Period or Fixed Quantity Periods, all or any portion of the Fixed Quantity of LNG required to be taken by any Buyer therein is not delivered by Seller or taken by such Buyer by reason of force majeure as defined in Article 15 (any such quantity not taken for such reason being called a "Force Majeure Deficiency"), Seller and the Buyer or Buyers concerned shall each make best efforts to restore the Force Majeure Deficiency in full by Seller selling and the Buyer or Buyers purchasing such quantities of LNG prior to the expiration of the last Fixed Quantity Period. The restoration quantities so agreed ("Restoration Quantities") will be scheduled for delivery pursuant to Article 12 at the mutual convenience of the parties. As between a Force Majeure Deficiency resulting from force majeure affecting Seller and a Force Majeure Deficiency resulting from force majeure affecting a Buyer or Buyers, the Restoration Quantities applicable thereto shall be scheduled in the chronological order in which the force majeure events arose, but shall be subordinate to Make-Good LNG requested pursuant to Section 7.3(d) and Make-Up LNG requested pursuant to Section 7.5. Each Buyer shall pay for Restoration Quantities at the Contract Sales Price in effect as of the date of delivery. In the case of Restoration Quantities arising from an event of force majeure affecting a Buyer, that part of the invoice relating to the Transportation Element will be reduced by the amount of any Non-Utilization Cost previously paid by such Buyer under Section 4.6 on account of all or that part of the quantities being restored.

         (b) If an event of force majeure prevents or delays the performance by any Buyer of its obligations under this Contract and causes a reduction in deliveries of LNG and Seller sells to third parties quantities of LNG which Buyers are unable to purchase, then the Force Majeure Deficiency shall be reduced by the amount, if any, that the Seller's Gas Supply Obligation (including amounts so sold to third parties) exceeds the estimate of Proved Remaining Recoverable Reserves stated in the most recent Certificate as a result of such sales.

7.7 Allocation for Make-Good LNG, Make-Up LNG and Restoration Quantities Whenever Make-Good LNG is requested under Section 7.3(d), Make-Up LNG is requested under Section 7.5 and/or Restoration Quantities are requested under Section 7.6(a) by a Buyer or Buyers, and quantities are requested for similar purposes by other purchasers from the Badak Facility under contracts which provide for sales of LNG over a term of at least fifteen (15) years, and uncommitted quantities of LNG are not available from the Badak Facility to meet all such requests, then the quantities of LNG which are available from the Badak Facility for such purposes shall be allocated, as between such Buyer or Buyers on the one hand and such other purchasers on the other hand, based on the proportion of the contract quantities of each requesting purchaser to the total of the contract quantities of all of the requesting purchasers.

7.8      Order of Priority of Make-Good LNG and Make-Up LNG
         Make-Good LNG requested under Section 7.3(d) and Make-Up LNG requested under Section 7.5 shall be delivered in the priority specified by Buyers' Coordinator.

                        ARTICLE 8 - CONTRACT SALES PRICE

8.1      Contract Sales Price
         The contract sales price applicable to the quantities of LNG to be sold and delivered at the Delivery Point and to any quantities of LNG required to be taken but which are not taken and are required to be paid for by a Buyer hereunder, expressed in United States Dollars per million British Thermal Units (U.S.$/MMBTU), ("Contract Sales Price") shall comprise an LNG element ("LNG Element" or "LE") and a transportation element ("Transportation Element" or "TE") and shall be determined in accordance with the following provisions of this
         Article 8.

         The LNG Element and the Transportation Element are subject to adjustment from time to time according to the following provisions of this Article 8 and the sum thereof as adjusted and in effect at any time shall be the Contract Sales Price. The Contract Sales Price to be applied to the BTU's comprising each cargo shall be that Contract Sales Price in effect as of the date of completion of unloading of such cargo.

8.2      LNG Element

         (a) The LNG Element included in the Contract Sales Price, as adjusted from time to time, shall be calculated according to the following formula:

                                  9            A        1       U.S.CPIn
                 LE        =     ---(Po x ----------)+ ---(Po' x --------) + C
                                  10      U.S.$18.00    10      U.S.CPIo

         where:

                 LE        =      the LNG Element (expressed in U.S.$/MMBTU);

                 Po        =      U.S.$ 3.06/MMBTU;

                 A         =      the arithmetic average of the realized export
                                  prices per barrel in U.S. Dollars, f.o.b.
                                  Indonesia, of all field classifications of Indonesian crude oils then being sold and exported by PERTAMINA, except premiums and except such prices for spot sales;

                 Po'       =      U.S.$ 3.24/MMBTU;

            U.S.CPIn       =      in respect of the applicable calendar year,
                                  the average of the monthly values of U.S.CPI for the twelve-month period commencing with the month of November, fourteen (14) months prior to the beginning of the applicable calendar year, and ending with the month of October, three (3) months prior to the commencement of the applicable calendar year;

          U.S.CPIo        =       143.8, being the arithmetic average of the
                                  monthly values of U.S.CPI for the twelve-month period, November 1992 through October
                                  1993; and

                 C        =       U.S.$ 0.012/MMBTU.

         (b) An adjustment of the LNG Element to reflect any change in U.S.CPI shall be made on and shall be effective as of January 1 of each calendar year, and further adjustments of the LNG Element shall be made as of each effective date on which:

                 (i) the realized export prices of more than one of the field classifications of Indonesian crude oils sold by PERTAMINA shall have changed from the respective prices therefor included in the last preceding determination of "A" made pursuant to Section 8.2
                          (a); or

                 (ii) two or more field classifications of such crude oils shall have been added to or deleted from the crude oils being sold by PERTAMINA since the date of the last preceding determination of "A" made pursuant to
                          Section 8.2(a).

                 Procedures for verifying changes in the realized export prices of all Indonesian crude oils and for determining the effective date of any adjustment of the LNG Element shall be separately agreed upon by Seller and Buyers.

         (c) Seller and Buyers shall agree separate procedures for handling corrections, revisions or changes in the calculation of U.S.CPI. It is agreed that if at any time the U.S. Department of Labor, Bureau of Labor Statistics discontinues publishing a report on U.S.CPI values, then Seller and Buyers shall agree upon an index method that reflects inflation in the United States of America's consumer prices to replace the discontinued U.S.CPI report.

8.3      Transportation Element

         (a) Subject to Sections 8.4 and 8.5 below, the Transportation Element included in the Contract Sales Price shall be calculated for each twelve (12) month period effective as of April 1 of each year (each such period being called a "TE Period") in accordance with the following formula ("TE Formula"):

                 TEn = The Transportation Element in U.S.$/MMBTU for the TE Period n (commencing on April 1 of year n) calculated as follows:

                            TC + A + RA
                          = -----------
                                AQ

                 TC (Transportation Costs), A (Adjustments) and AQ (Annual Quantities) are estimates for the current calendar year based on information available at the time of the calculation of TEn; RA (Reconciliation Amount) is based on actual amounts for the previous calendar year.

         where:

                 (i)      Transportation Costs

                          TC  =   B + D + V + S

                          where:

                             B    =        BHA - BE + BSA

                             where:

                                  BHA      =      Burmah Hire Amount which is
                                                  the Net Payments in U.S.
                                                  Dollars to be made under
                                                  Seller's Transportation
                                                  Arrangements for the Burmah
                                                  Vessels during year n with
                                                  respect to:
                                                  (A)      the Burmah's Cost
                                                           Component;
                                                  (B)      the Operating Cost
                                                           Component (including
                                                           any prior year Over/
                                                           Under Adjustment
                                                           Amounts);

                                                (C)      the Additional Cost
                                                         Component;
                                                (D)      to the extent not
                                                         included in (B) above
                                                         any amount paid to
                                                         Seller's Transporter
                                                         for savings in respect
                                                         of change of registry
                                                         and recrewing; and
                                                (E)      any other amounts to
                                                         be paid to Seller's
                                                         Transporter under a
                                                         Charter for the
                                                         transportation of LNG
                                                         hereunder;

                                        BE  =   Burmah Exclusions which is the
                                                amount in U.S. Dollars to be
                                                paid under Seller's
                                                Transportation Arrangements
                                                for the Burmah Vessels during
                                                year n with respect to:
                                                (A)      Supplemental Costs
                                                         under paragraph 2.4 of
                                                         Schedule III of a
                                                         Charter;
                                                (B)      insurance for the
                                                         benefit of Seller
                                                         only, including costs
                                                         of Seller's entry as
                                                         time charterer under
                                                         paragraph 2(e) of
                                                         Schedule IV of a
                                                         Charter;
                                                (C)      costs in respect of
                                                         Seller's unexcused
                                                         failure to satisfy
                                                         its obligations under
                                                         Seller's Transportation
                                                         Arrangements,
                                                         including late payment
                                                         fees under section
                                                         8.7 of a Charter;
                                                (D)      amounts payable as
                                                         Additional Cost
                                                         Component that relate
                                                         to changes to the
                                                         vessel requested by
                                                         Seller for Seller's
                                                         sole benefit;
                                                (E)      Seller's share of
                                                         costs of a change of
                                                         registry (excluding
                                                         costs of a change of
                                                         registry requested by
                                                         Buyers) based on the
                                                         proportion of benefits
                                                         received by Seller; and

                                                (F)      amounts payable for a
                                                         Burmah Vessel when
                                                         on-hire but
                                                         unavailable due to the
                                                         gross negligence of
                                                         Seller;
                                                (G)      requisition
                                                         compensation payable
                                                         by Charterer under
                                                         Article 38 of a
                                                         Charter; and
                                                (H)      fifty percent (50%) of
                                                         costs included in BHA
                                                         relating to testing
                                                         and calibration of
                                                         measuring devices
                                                         provided by Seller
                                                         under Article 13;

                             BSA      =  SA  x  NBC

                             where:

                                        SA    =   Sharing Amount which is
                                                  U.S.$315,000; and

                                        NBC   =   Number of Burmah
                                                  Charters which is the number
                                                  of Charters for the Burmah
                                                  Vessels in effect during year
                                                  n (adjusted for a partial
                                                  year if a Charter for a
                                                  Burmah Vessel is terminated
                                                  during year n).

                          D       =     DCA + DNVOC - DOH

                          where:

                                  DCA      =       Dwiputra Capital Amount
                                                   which is U.S.$19,108,000 );
                                                   and

                                          BHAM - BE + BR
                                  DNVOC = (--------------) - DLS
                                                NBC
                          where:

                                  BHAM     =      Burmah Hire Amount Modified
                                                  which is BHA modified to
                                                  exclude all amounts with
                                                  respect to the Burmah's Cost
                                                  Component (but not any
                                                  amounts included in BE);

                                  BR       =      Burmah Reductions which is
                                                  the amount, in U.S. Dollars,
                                                  by which BHAM would be
                                                  increased if the following
                                                  deductions for year n had not
                                                  been taken into account:
                                                  (A)      adjustments for
                                                           lay-up;
                                                  (B)      adjustments for
                                                           Off-Hire or other
                                                           unavailability;
                                                  (C)      adjustments due to
                                                           a vessel being a
                                                           Non-Utilized Vessel
                                                           under the Fleetwide
                                                           Agreement; and
                                                  (D)      adjustments for
                                                           performance
                                                           compensation;  and

                                  DLS      =      Dwiputra Lay-up Savings
                                                  which is an amount equal to
                                                  the reduction in the Burmah
                                                  Vessel daily Hire Rate
                                                  applicable if a Burmah Vessel
                                                  were laid up for the same
                                                  number of days (as
                                                  established pursuant to
                                                  paragraph 2.5.3(b) of
                                                  Schedule III of the
                                                  Charters), multiplied by the
                                                  number of days the Dwiputra
                                                  is laid up.

                                                      DOHD
                          DOH = (DCA + DNVOC + DLS) x ----
                                                       365

                          where:

                                  DOHD =   Dwiputra Off-hire Days which is the
                                           number of days the Dwiputra is
                                           off-hire in year n.

                          DCA, DNVOC and DOH shall be adjusted for a partial year if Seller's Transportation Arrangements for the Dwiputra are terminated during year n.

                     PAA
                 V = --- x EV
                      BV

                 where:

                          PAA     =        Paying Agent Agreement Amount which
                                           is the Net Payments in U.S. Dollars
                                           to be made under the Paying Agent
                                           Agreement during year n as Voyage
                                           Expenses for voyages under this
                                           Contract, taking into account the
                                           prior year Voyage Over/Under Amount
                                           for voyages under this Contract;

                          BV       =       Burmah Vessel Voyages which is the
                                           total number of voyages under this
                                           Contract of the Burmah Vessels and
                                           any Alternate Vessels for year n;
                                           and

                          EV      =        Extension Fleet Voyages which is the
                                           total number of voyages under this
                                           Contract of the Extension Fleet and
                                           any Alternate Vessels  for year n;

                 S        =       Substitute Tanker Costs which is any amount
                                  in U.S. Dollars paid by Seller with respect to use of a Substitute LNG Tanker (taking into account adjustments comparable to those included in BE, and excluding any amount already included in PAA); provided, however, that with respect to a Substitute LNG Tanker required as a result of a vessel in the Extension Fleet being unavailable because of an incident which would not have occurred but for a voyage to a buyer other than Buyers, amounts that are (on a daily basis) in excess of the average Hire Rate of the Burmah
                                  Vessels shall also be excluded.

                 (ii)     Adjustments

                          A       =        BP - DP - AV - FM

                          where:

                                  BP       =       BLP  +  BSP +  BBP

                                  where:

                                        BLP   =   Burmah Loading
                                                  Performance Compensation
                                                  which is any amount in U.S.
                                                  Dollars in respect of a
                                                  failure in year n to meet the
                                                  loading undertaking pursuant
                                                  to section 16.4 of a Charter;

                                        BSP   =   Burmah Speed
                                                  Performance Compensation
                                                  which is fifty percent (50%)
                                                  of any amount in U.S. Dollars
                                                  in respect of a failure in
                                                  year n to meet the speed
                                                  undertaking pursuant to
                                                  section 16.2 of a Charter;
                                                  and

                                        BBP   =   Burmah Boil-off
                                                  Performance Compensation
                                                  which is the LE portion only
                                                  in U.S. Dollars of any amount
                                                  in respect of a failure in
                                                  year
                                                  n to meet the boil-off
                                                  undertaking pursuant to
                                                  Article 27 of a Charter.

                                  DP       =       DDP + DSP

                                  where:

                                        DDP   =   Dwiputra Discharge
                                                  Performance Compensation
                                                  which is in relation to  a
                                                  failure in year n to meet the
                                                  discharge undertaking
                                                  pursuant to Seller's
                                                  Transportation Arrangements
                                                  for the Dwiputra, an amount
                                                  in U.S. Dollars calculated by
                                                  taking the excess discharge
                                                  time in hours multiplied by
                                                  the average Hire Rate for the
                                                  Burmah Vessels for year n
                                                  divided by twenty-four (24);
                                                  and

                                        DSP    =  Dwiputra Speed
                                                  Performance Compensation
                                                  which is in relation to a
                                                  failure in year n to meet the
                                                  speed undertaking pursuant to
                                                  Seller's Transportation
                                                  Arrangements for the
                                                  Dwiputra, fifty percent (50%)
                                                  of an amount in U.S. Dollars
                                                  calculated by applying
                                                  paragraph 4.1 of Schedule II
                                                  of a Burmah Vessel Charter to
                                                  the speed deficiency for the
                                                  applicable Dwiputra voyage.

                                        AVD
                          AV = (TC-V) x ---
                                        TVD

                          where:

                                  AVD      =   Additional Voyage Days which
                                               is the number of days used by
                                               a vessel in the Extension
                                               Fleet to complete a voyage
                                               not pursuant to this
                                               Contract, determined from the
                                               time such vessel departs the
                                               sea buoy at the Loading Port
                                               prior to loading until it
                                               again arrives at such sea
                                               buoy upon completion of such
                                               voyage or arrives at a
                                               dry-dock port or place of
                                               lay-up, minus the
                                                  number of days an LNG Tanker
                                                  is unavailable (including,
                                                  without limitation, off-hire)
                                                  during any such voyage ; and

                                  TVD      =      Total Voyage Days which is
                                                  the total number of voyage
                                                  days calculated as the number
                                                  of LNG Tankers performing
                                                  transportation under this
                                                  Contract multiplied by the
                                                  number of days in year n,
                                                  minus the number of days an
                                                  LNG Tanker is in dry-dock or
                                                  unavailable (including,
                                                  without limitation,
                                                  off-hire).

                                                       FMQ
                     FM  =  (TC +SFMS - V - AV) x -------------  - SFMS
                                                  AQ + FMQ + DQ

                          where:

                                  SFMS     =      Seller Force Majeure Savings
                                                  which is the savings in U.S.
                                                  Dollars, if any, in
                                                  transportation costs during
                                                  the period of an event of
                                                  force majeure pursuant to
                                                  Section 15.1 hereunder
                                                  affecting Seller ("Seller
                                                  Force Majeure"), calculated
                                                  as the sum of:

                                        SBS + SDS

                                        where:

                                        SBS       =   Seller Burmah Savings
                                                      which is the reduction in
                                                      payments by Seller
                                                      resulting from the lay-up
                                                      of a Burmah Vessel or a
                                                      Substitute LNG Tanker
                                                      during the period of
                                                      Seller Force Majeure or
                                                      pursuant to any
                                                      provision of Seller's
                                                      Transportation
                                                      Arrangements for such
                                                      vessels applicable to
                                                      such period of Seller
                                                      Force Majeure;  and

                                        SDS       =   Seller Dwiputra Savings
                                                      which is, if the
                                                      Dwiputra is in lay-up
                                                      due to a Seller Force
                                                      Majeure, an amount equal
                                                      to the reduction in the
                                                      Burmah

                                                      Vessel daily Hire Rate
                                                      applicable if a Burmah
                                                      Vessel were laid up for
                                                      the same number of days
                                                      (as established pursuant
                                                      to paragraph 2.5.3(b) of
                                                      Schedule III of the
                                                      Charters), multiplied by
                                                      the number of days the
                                                      Dwiputra is laid up.

                                  FMQ      =      Force Majeure Quantities
                                                  which is the Fixed Quantities
                                                  not delivered during year n
                                                  as a result of a Seller Force
                                                  Majeure but excluding DQ and
                                                  quantities not delivered as a
                                                  result of an LNG Tanker being
                                                  off-hire;

                                  DQ       =      Declined Quantities which is
                                                  Fixed Quantities not
                                                  delivered because Buyers did
                                                  not accept a proposed
                                                  Substitute LNG Tanker offered
                                                  by Seller during a period
                                                  subject to Section 15.1 I as
                                                  a result of an LNG Tanker
                                                  being on-hire and
                                                  unavailable; and

                                 AQ       =       as defined in Section
                                                  8.3(a)(iv) below.

                 (iii)    Reconciliation Amount

                          RA      =        (RTA - TEP + R) x  I

                          where:

                                  RTA      =      Recalculated Transportation
                                                  Amounts which is the sum in
                                                  U.S. Dollars of TC and A for
                                                  year n-1,  recalculated using
                                                  actual amounts under this
                                                  Section 8.3, plus RA included
                                                  in the calculation for TE for
                                                  the year n-1;

                                 TEP      =       TE Payments which is the sum
                                                  in U.S. Dollars of:

                                                  (A)     TE payments for
                                                          quantities delivered
                                                          in respect of year
                                                          n-1 Fixed Quantity
                                                          Period;

                                                  (B)    TE payments for
                                                         Take-or-Pay Quantities
                                                         in respect of year n-1
                                                         Fixed Quantities;

                                                  (C)    TE payments for excess
                                                         boil-off made pursuant
                                                         to Section 4.5(b) in
                                                         respect of year n-1
                                                         quantities; and

                                                  (D)    the amount of
                                                         Non-Utilization Cost
                                                         under Section 4.6
                                                         hereof paid in respect
                                                         of year n-1 quantities;

                                  R        =      Restoration Quantities
                                                  Amount which is, if
                                                  Restoration Quantities have
                                                  been delivered in respect of
                                                  year n-1, which restored a
                                                  Force Majeure Deficiency
                                                  resulting from a Seller's
                                                  Force Majeure, amounts in
                                                  U.S. Dollars of FM previously
                                                  excluded from the TE
                                                  calculation with respect to
                                                  the Force Majeure Deficiency
                                                  that was restored; and

                                  I        =      Interest which is one
                                                  hundred and one percent
                                                  (101%) plus the arithmetic
                                                  average of LIBOR for year
                                                  n-1.

                 (iv)     Annual Quantities

                          AQ       =       The sum (expressed in MMBTU) of the
                                           following:

                                  (A)      quantities to be delivered in
                                           respect of year n to Buyers
                                           hereunder;

                                  (B)      any anticipated Take-or-Pay
                                           Quantities for year n; and

                                  (C)      any quantities which would be
                                           delivered hereunder in  respect of
                                           year n but for a Buyer Force
                                           Majeure.

         (b) Following the end of the calendar year 2000, and the end of each Fixed Quantity Period thereafter, the actual transportation costs for such year shall be determined. In this regard, Seller and Buyers jointly shall employ independent auditors to perform the audit pursuant to Seller's Transportation Arrangements for the Burmah Vessels and Substitute LNG Tankers and consultants to assist in the review of costs for such vessels, and the cost of such audit and such related consultancy fees shall be shared equally by Seller and Buyers and be paid directly by each party.

         (c) In connection with each annual adjustment of the Transportation Element, Seller shall furnish to Buyers such available estimates, accounting and other data as may reasonably be required by Buyers to establish the basis upon which and the manner in which such adjustment is calculated. Subject to Section 4.1(b)(ii), Seller shall permit Buyers to review the reasonableness of the current year estimated transportation costs and prior year results in conjunction with Seller's review as provided for in Seller's Transportation Arrangements.

         (d) Seller and Buyers intend that, except as noted in this Article 8 with respect to the Dwiputra and BSA, all costs for transportation of LNG hereunder shall be passed through to Buyers. Subject to the provisions of this Article 8, the TE Formula shall be adjusted to ensure that Seller neither profits nor loses under Seller's Transportation Arrangements in providing transportation of LNG hereunder.

8.4      Transportation Element for First Calendar Quarter of 2000

         The Transportation Element included in the Contract Sales Price for the period January 1 to March 31, 2000 shall be calculated in accordance with Section 8.3, taking into account adjustments to such calculation as a result of the three (3) month period.

8.5      Final Settlement

         (a) Within ninety (90) days after the delivery of the last cargo of LNG to be sold and purchased hereunder, Seller and Buyers shall determine the amount of the final reconciliation payment ("Final Settlement"). The Final Settlement shall be determined utilizing the principles by which RA is calculated annually pursuant to Section 8.3(a)(iii) (taking into consideration Section 8.3(d)) and shall be determined in respect of the period from January 1, 2010 until delivery of the last cargo of LNG to be sold and purchased hereunder.

         (b)     If any Fixed Quantities previously included in FMQ under
                 Section 8.3(a)(ii) as a result of the unavailability of an LNG Tanker which remained on-hire while unavailable have not been restored as Restoration Quantities at the end of the last Fixed Quantity Period, Buyers shall pay to Seller as part of the Final Settlement fifty percent (50%) of the amount of FM determined under Section 8.3(a)(ii) that was previously excluded from the TE calculation with respect to such quantities.

         (c) The Final Settlement will be payable by or paid to Buyers in proportion to each Buyer's Fixed Quantities during the Fixed Quantity Period 2010. After the amount of the Final Settlement has been determined, Seller shall invoice Buyers, or Buyers shall invoice Seller, in U.S. Dollars for amounts due under this Section 8.5, and Buyers or Seller, as the case may be, shall pay such invoice no later than twenty (20) calendar days after the date of receipt thereof.

                         ARTICLE 9 - TRANSFER OF TITLE

The LNG to be sold by Seller and purchased by each Buyer hereunder shall be delivered to such Buyer into its Receiving Facility at an Unloading Port. Delivery shall be deemed completed and title and risk of loss shall pass from Seller to such Buyer as the LNG reaches the Delivery Point.

                       ARTICLE 10 - INVOICES AND PAYMENT

10.1     Invoice and Cargo Documents
         Promptly after completion of unloading of an LNG Tanker, Seller, or its representative, shall furnish to the receiving Buyer, or its representative, a certificate of volume unloaded together with such other documents concerning the cargo as may be reasonably requested by Buyers for the purpose of Japanese customs clearance. The receiving Buyer shall complete a laboratory analysis to determine quality and BTU content of the LNG as soon as possible but not later than forty-eight (48) hours after the completion of unloading.

         Promptly upon completion of such analysis, Seller or its representative shall furnish by telex or telegram to the receiving Buyer an invoice, stated in U.S. Dollars, in the amount of the Contract Sales Price for the number of BTU's delivered. At the same time Seller shall send to the receiving Buyer a signed copy of the invoice together with relevant documents setting forth the basis for the calculation thereof.

         If the receiving Buyer has not completed the above mentioned quality and BTU analysis within the forty-eight-hour period mentioned above, Seller may furnish a provisional commercial invoice based upon the typical BTU content and typical mole composition analysis of LNG then being delivered to Buyer, and such provisional invoice shall be payable on the due date specified in Section 10.3 subject only to any later adjusting payment which may be called for when the aforesaid analysis has been completed.

10.2     Other Invoices
         In the event any amount is due from any Buyer to Seller, including, without limitation, amounts payable pursuant to Section 7.3(a) on account of Fixed Quantities of LNG required to be purchased but which were not taken by such Buyer, Seller shall furnish or cause to be furnished to such Buyer an invoice therefor and relevant documents showing the basis for the calculation thereof. The procedure set forth in Section 10.1 for sending a copy of such invoice by telex or telegram may be followed.

10.3     Invoice Due Dates, etc.
         Each invoice for LNG delivered to a Buyer referred to in Section 10.1 shall become due and payable by such Buyer on the fifth (5th) Business Day in Japan after the date on which the telex/telegraphic copy of such invoice has been received by such Buyer in Japan. For this purpose a telex/telegraphic copy of an invoice shall be deemed received by Buyer in Japan on the next

         Business Day in Japan following the day on which it was sent. Each other invoice to Buyer referred to in Section 10.2 shall become due and payable by such Buyer within twenty (20) calendar days after the date of such Buyer's receipt of such invoice in Japan.

         If any invoice due date is not a Business Day in Japan, such invoice shall become due and payable on the next day which is a Business Day in Japan.

         In the event the full amount of any invoice is not paid when due, any unpaid amount thereof shall bear interest from the due date until paid, at an interest rate, compounded annually, two percent (2%) greater than the Base Rate in effect from time to time during the period of delinquency. Such interest rate shall be adjusted up or down, as the case may be, to reflect any changes in the Base Rate as of the dates of such changes in the Base Rate.

10.4     Payment
         Each Buyer shall pay, or cause to be paid, in U.S. Dollars all amounts which become due and payable by such Buyer pursuant to any invoice issued hereunder to a bank account or accounts in the United States to be designated by Seller. Buyer shall not be responsible for such bank's disbursement of amounts remitted by Buyer to such bank, and Buyer's deposit in immediately available funds of the full amount of each invoice with such bank shall constitute full discharge and satisfaction of the obligations hereunder for which such amounts were remitted. Each payment by a Buyer of any amount owing hereunder shall be in the full amount due without reduction or offset for any reason, including, without limitation, Japanese taxes, exchange charges or bank transfer charges.

         Transfer of funds to the bank in the United States, effected from Japan before the close of business in Japan on or before the due date of any invoice, shall be deemed timely payment notwithstanding that such U.S. bank cannot credit such transfer as ready funds for a period of up to fourteen (14) hours by reason of the time difference between Japan and the United States or for one or more days which are not banking days in the United States.

10.5     Seller's Rights Upon Buyers' Failure to Make Payment
         If payment of any invoice for quantities of LNG delivered hereunder or for Fixed Quantities of LNG not taken and for which a Buyer is obligated to pay hereunder is not made within sixty (60) days after the due date thereof, Seller shall be entitled, upon giving thirty
         (30) days' written notice to such Buyer, to suspend subsequent deliveries to such Buyer until the amount of such invoice and interest thereon has been paid, and such Buyer shall not be entitled to any make-up rights in respect of such suspended deliveries. If any such invoice is not paid within one hundred and twenty (120) days after the due date thereof, then, subject to the further provisions of this Section 10.5, Seller shall have the right, at Seller's election, upon not less than eighty (80) days' notice to Buyer or Buyers, as the case may be, to exercise either of the following options :

         (i) Seller may terminate this Contract in respect of the defaulting Buyer only, in which event this Contract shall continue in effect between Seller and the other Buyers just as though the defaulting Buyer had never been a party and the quantities of LNG to be purchased and received by such defaulting Buyer had never been included in this Contract; or

         (ii) Seller may terminate this Contract in its entirety as to Buyers unless, prior to such termination, arrangements shall have been made which are satisfactory to Seller for the payment of all amounts owed Seller by the defaulting Buyer and for the assumption of the LNG quantity and other obligations of the defaulting Buyer under this Contract by one or more Buyer(s) not defaulting.

         Termination by Seller under clause (i) or (ii) above shall become effective upon receipt by each Buyer of notice from Seller to such effect. Any such termination shall be without prejudice to any other rights and remedies of Seller arising hereunder or by law or otherwise, including the right of Seller to receive payment of all obligations and claims which arose or accrued prior to such termination or by reason of such default by a Buyer or Buyers.

10.6     Disputed Invoices
         In the event of disagreement concerning any invoice, the Buyer shall make provisional payment of the total amount thereof and shall immediately notify Seller of the reasons for such disagreement, except that :

         (i) in the case of obvious error in computation, Buyer shall pay the correct amount disregarding such error; and

         (ii) in the case of any disputed invoice for demurrage incurred at an Unloading Port, Buyer's provisional payment shall be ninety percent (90%) thereof or such greater amount as is not disputed by Buyer.

         Invoices may be contested by Buyer or modified by Seller only if, within a period of ninety (90) days after Buyer's receipt thereof, Buyer serves on Seller notice questioning their correctness. If no such notice is served, invoices shall be deemed correct and accepted by both parties. Promptly after resolution of any dispute as to an invoice, the amount of any overpayment or underpayment shall be paid by Seller or Buyer to the other, as the case may be.

                              ARTICLE 11 - QUALITY

11.1     Gross Heating Value
         The LNG when delivered by Seller to Buyers shall have, in a gaseous state, a Gross Heating Value of not less than 1070 BTU per Standard Cubic Foot and not more than 1170 BTU per Standard Cubic Foot. The expected range will be between 1110 and 1165 BTU per Standard Cubic Foot.

11.2     Components
         The LNG delivered by Seller to Buyers shall, in a gaseous state, contain not less than eighty-five molecular percentage (85 MOL%) of methane (CH4) and, for the components and substances listed below, such LNG shall not contain more than the following :

         A.      Nitrogen (N2), 1.0 MOL %.
         B.      Butanes (C4) and heavier, 2.00 MOL %.
         C.      Pentanes (C5) and heavier, 0.10 MOL %.
         D. Hydrogen sulfide (H2S), 0.25 grains per 100 Standard Cubic Feet (0.25 grains/100 scf).
         E. Total sulfur content, 1.3 grains per 100 Standard Cubic Feet (1.3 grains/100 scf).

         Although the LNG which Seller delivers to Buyers is permitted to contain the sulfur concentrations shown in clauses D and E above, under normal operating conditions at the Badak Facility, Seller would expect such concentrations to be materially less.

                ARTICLE 12 - PROGRAMMING AND SHIPPING MOVEMENTS

12.1     Annual Program

         (a) Not later than ninety (90) days prior to the beginning of each calendar year, Seller shall give written notice to Buyers of the anticipated quantities of LNG to be available for delivery hereunder from the Badak Facility in each calendar quarter of the next calendar year, taking into consideration the projected capacity of the Badak Facility. On or before October 15 of each year in which such notice is given, each Buyer shall advise Seller in writing of the quantities such Buyer wishes to take during each calendar quarter of the following year, specifying the amount of any Make-Up LNG requested pursuant to Section 7.5 and any Restoration Quantities in excess of Fixed Quantities requested pursuant to
                 Section 7.6(a). In addition, by October 15 of each year, Buyers' Coordinator shall request any Make-Good LNG pursuant to Section 7.3(d).

                 Seller and Buyers shall thereupon consult together and agree by December 1 of the same year upon a programming schedule of quantities to be delivered to each Receiving Facility during each calendar month during the following year (the "Annual Program"), which shall take into consideration the anticipated capacity of the parties' respective facilities, the Coordinated Maintenance Schedule and the shipping schedules. Such Annual Program and the Ninety-Day Schedules referred to below (and any revisions thereof) are intended to assist the parties in planning their respective operations during the periods involved. The content of the Annual Program and Ninety-Day Schedules shall not reduce the entitlement of any party during any Fixed Quantity Period to sell, deliver and be paid for, or to purchase and receive, as the case may be, the quantities of LNG required under Article 7 to be sold, delivered and paid for during such Fixed Quantity Period. Seller and Buyers will each take all appropriate steps to carry out each Annual Program and Ninety-Day Schedule.

         (b)     An Annual Program shall be amended to reflect a request for :

                 (i) Make-Good LNG relating to an Allowance exercised in respect of the immediately preceding year;

                 (ii) Make-Up LNG relating to a Take-or-Pay Quantity paid for in respect of the immediately preceding year; or

                 (iii) Restoration Quantities relating to a Force Majeure Deficiency arising in respect of the immediately preceding year;

                 provided that the requested LNG and the necessary transportation are available and such request is received by Seller not later than January 15 of the year to which such Annual Program relates.

12.2     Ninety-Day Schedules
         Not later than the fifteenth (15th) day of each calendar month, Seller shall, after discussion with each Buyer, deliver to each Buyer a three-month forward plan of delivery (the "Ninety-Day Schedule"), which follows the applicable Annual Program as nearly as practicable and sets forth by voyages and the projected dates thereof the pattern of shipments forecast for each of the next three (3) calendar months. Each Ninety-Day Schedule shall reflect all adjustments, if any, necessitated by deviation from prior Ninety-Day Schedules so as to maintain as far as practicable the scheduled shipments forecast in the Annual Program.

12.3     Maintenance and Inspection Coordination
         Not later than ninety (90) days prior to the beginning of each calendar year, Seller and Buyers shall consult and agree on a program designed to coordinate the anticipated scheduled maintenance and inspection downtime during that calendar year of the Receiving Facilities of each Buyer, the anticipated scheduled downtime of the Badak Facility and the maintenance schedules of the LNG Tankers. Such program (the "Coordinated Maintenance Schedule") will be devised so as to minimize the collective impact of such downtime and maintenance periods on the continuous delivery of LNG hereunder.

                      ARTICLE 13 - MEASUREMENTS AND TESTS

13.1     Parties to Supply Devices
         Seller shall supply, operate and maintain, or cause to be supplied, operated and maintained, suitable gauging devices, density, pressure and temperature measuring devices, and any other measurement or testing devices for the LNG tanks of the LNG Tankers, which are incorporated in the structure of LNG Tankers or customarily maintained on shipboard.

         Each Buyer shall supply, operate and maintain, or cause to be supplied, operated and maintained, devices required for collecting samples and for determining quality and composition of the LNG and any other measurement or testing devices which are incorporated in land structures or customarily maintained at Receiving Facilities.

13.2     Selection of Devices
         All devices provided for in this Article 13 shall be compatible with the specifications of the LNG Tankers. Such devices shall be chosen by mutual agreement of the parties and shall be such that at the time of selection are the most accurate and reliable devices in their practical application. The required degree of accuracy of such devices selected shall be mutually agreed upon and verified by Buyers and Seller, in advance of their use, and at the request of either Buyer or Seller such degree of accuracy shall be verified by an independent surveyor mutually agreed upon by such Buyer and Seller.

13.3     Units of Measurement and Calibration
         The parties will cooperate closely in the design, selection, and acquisition of devices to be used for measurements and tests under this Article 13 in order that, to the maximum extent possible, all measurements and tests may be conducted either in American units of measurement or in metric units of measurement. In the event that it becomes necessary to make measurements and tests using a new system of units of measurement, the parties shall establish mutually agreeable conversion tables, or, if they are unable to agree, such tables may be established by the procedures provided for resolution of disputes on measurement and testing in Section 13.11. Measurement devices shall be calibrated as follows :

         Measurement      American Units           Metric Units
         -----------      --------------           ------------
         Volume           Cubic feet               Cubic Meters
         Temperature      Degrees Fahrenheit       Degrees Centigrade
         Pressure         Pounds per square        Kilograms per square
                          inch or inches of        centimeter or
                          mercury                  millimeters of mercury
         Length           Feet                     Meters
         Weight           Pounds                   Kilograms
         Density          Pounds per cubic         Kilograms per Cubic
                          foot                     Meter

13.4     Tank Gauge Tables of LNG Tankers
         Seller shall provide each Buyer, or cause each Buyer to be provided, with a certified copy of tank gauge tables for each tank of each LNG Tanker verified by the U.S. Bureau of Standards at Washington, D.C., the Nippon Kaiji Kentei Kyokai (Japan Marine Surveyors and Sworn Measurers' Association) or other competent impartial authority mutually agreed upon by the parties. Such tables shall include correction tables for list, trim, tank construction and any other items requiring such tables for accuracy of gauging. Seller and Buyers shall each have the right to have representatives present at the time each LNG tank on each LNG Tanker is volumetrically calibrated. If the LNG tanks of any LNG Tanker suffer distortion of such nature as to cause a prudent expert reasonably to question the validity of the tank gauge tables described herein (or any subsequent calibration provided for herein), any Buyer or Seller may require recalibration of such LNG tanks during any period when the LNG Tanker is out of service for scheduled inspection or repairs. Upon recalibration of the LNG tanks of the LNG Tankers, the same procedures used to provide the original tank gauge tables will be used to provide revised tank gauge tables based upon the recalibration data. The calibration of tanks provided for in this Section 13.4 shall constitute the only calibration required for purposes of this Contract.

13.5     Gauging and Measuring LNG Volumes Delivered
         Volumes of LNG delivered pursuant to this Contract shall be determined by gauging the LNG in the tanks of the LNG Tankers before and after unloading.

         Gauging the liquid in the tanks of the LNG Tankers and measuring of liquid temperature, vapor temperature, vapor pressure and liquid density in each LNG tank, trim and list of the LNG Tankers, and atmospheric pressure shall be performed, or be caused to be performed, by Seller before and after unloading.

         The first gauging and measurements shall be made immediately before the commencement of unloading. The second gauging and measurements shall take place immediately after completion of unloading.

         Copies of gauging and measurement records shall be furnished to Buyer.

         A.      Gauging the Liquid Level of LNG
                 The level of the LNG in each LNG tank of the LNG Tanker shall be gauged by means of the gauging device installed in the LNG Tanker for that purpose. The level of the LNG in each tank shall be logged or printed.

         B.      Determination of Temperature
                 The temperature of the LNG and of the vapor space in each cargo tank shall be measured by Seller by means of a sufficient number of properly located temperature measuring devices, to permit the determination of average temperatures. Temperatures shall be logged or printed.

         C.      Determination of Pressure
                 The pressure of the vapor in each LNG tank shall be determined by means of pressure measuring devices installed in each LNG tank of the LNG Tankers. The atmospheric pressure shall be determined by readings from the standard barometer installed in the LNG Tankers.

         D.      Determination of Density
                 Density of the LNG shall be determined by Seller either by computation or by measurement, as mutually agreed to by the parties. Initially, the density of the LNG will be computed by the method described in Schedule A. Should any improved data, method of calculation or direct measurement device become available which is acceptable to both Buyers and Seller, such improved data, method or device shall then be used. If density is determined by measurements, the results shall be logged or printed.

13.6     Samples for Quality Analysis
         Representative samples of the LNG delivered shall be obtained, or be caused to be obtained, in triplicate by each Buyer during the time of unloading and delivery to such Buyer. The three (3) samples shall be taken from an appropriate point on Buyer's receiving line as close as possible to the unloading flanges and collected in the gaseous state using the continuous gasification/collection method agreed by Buyers and Seller. The method and devices for sampling and the quantity of the samples to be withdrawn, shall be determined by agreement between Buyers and Seller to provide for taking representative and adequate samples of the LNG delivered.

         The samples obtained shall be distributed as follows :

                 First sample -   for use of Buyer receiving the LNG shipment.

                 Second sample -  for retention by such Buyer for an agreed period, not to exceed twenty (20) days,
                                  during which any dispute as to the accuracy of any analysis shall be raised, in which case the sample shall be further retained until such Buyer and Seller agree to retain it no longer.

                 Third sample -   for use of Seller, if Seller so requests.

         If representative samples cannot be obtained by Buyer, the data to be determined by sample analysis in Section 13.7 shall be based upon the analysis of the LNG loaded at the Loading Port and shall, after the boil-off adjustment provided for below, be substituted for use in determining composition of the cargo delivered. Such data obtained at the Loading Port shall be adjusted for boil-off on the basis of the arithmetic average of the boil-off experience during the one-way voyage with regard to the last five (5) cargoes from the Loading Port to the same Receiving Facility. For this purpose Seller shall utilize devices comparable to those utilized at the Receiving Facility and shall employ methods of taking and analyzing the samples at the Loading Port comparable in accuracy to those employed at the Receiving Facility.

13.7     Quality Analysis
         The samples provided for in Section 13.6 shall be analyzed, or be caused to be analyzed, by the Buyer receiving the LNG shipment to determine the molar fraction of the hydrocarbon and other components in the sample by gas chromatography in accordance with "G.P.A. Standard 2261, Analysis for Natural Gas and Similar Gaseous Mixtures by Gas Chromatography", published by G.P.A., current as of 1990. If better standards for analysis are subsequently adopted by G.P.A. or other recognized competent impartial authority, upon mutual agreement of Buyers and Seller, they shall be substituted for the standards then in use, but such substitution shall not take place retroactively.

         Should it be necessary to obtain periodic samples, the composition of the LNG unloaded from each LNG Tanker shall be the arithmetic average of the results obtained by analysis of the samples obtained under
         Section 13.6. A calibration of the chromatograph or other analytical instrument used shall be performed by each Buyer immediately prior to the analysis of the sample of LNG delivered. The Buyer intending to conduct a calibration shall give advance notice thereof to Seller, and Seller shall have the right to have a representative present at each such calibration; provided, however, that the party performing the calibration will not be obligated to defer or reschedule any calibration in order to permit the representative of the other party to be present.

         The sample shall be analyzed, or be caused to be analyzed, by the Buyer to determine the concentrations of hydrogen sulfide (2S) and total sulfur referred to in Section 11.2 using the methods described in Schedule A.

13.8     Operating Procedures
         Prior to conducting operations for measurement, gauging and analysis provided in Sections 13.5, 13.6 and 13.7 the party responsible for such operations shall notify the appropriate representatives of the other party, allowing such representative reasonable opportunity to be present for all operations and computations; however, the absence of the other party's representative after notification and opportunity to attend shall not prevent any operations and computations from being performed. At the request of either party, any measurement, gauging and analysis provided for in Sections 13.5, 13.6 and 13.7 shall be witnessed and verified by an independent surveyor mutually agreed upon by the Buyer and Seller. The results of such surveyor's verifications shall be made available promptly to each party. All records of measurements and the computation results shall be preserved and available to both parties for a period of not less than three (3) years after such measurements and computation.

13.9     BTU Quantities Delivered
         The quantity of BTU's of LNG delivered from LNG Tankers shall be calculated by Seller following the procedures described in this
         Section 13.9 and shall be verified by an independent surveyor mutually agreed upon by Seller and Buyer.

         A.      Determination of Gross Heating Value
                 The Gross Heating Value of the samples of the LNG shall be determined by computation, in accordance with the method described in Schedule A, on the basis of the molecular composition determined pursuant to Section 13.7 and of the molecular weights and heating values described in "G.P.A. Publication 2145" published by G.P.A., current at the time of computation.

                 If better constants or improved methods for determination of heating value are subsequently adopted by G.P.A. or other recognized competent impartial authority, they shall, upon mutual agreement of Seller and Buyers, be substituted therefor, but not retroactively. The Gross Heating Value of the representative sample shall be the conclusive Gross Heating Value for the purpose of determining quantities of BTU's delivered.

         B.      Determination of Volume of LNG Unloaded
                 The LNG volume in the tanks of the LNG Tanker before and after unloading shall be determined by gauging as provided in
                 Section 13.5 on the basis of the tank gauge tables provided for in Section 13.4. The volume of LNG remaining in the tanks of the LNG Tanker after unloading shall then be subtracted from the volume before unloading and the resulting volume shall be taken as the volume of the LNG delivered from the LNG Tanker.

                 If failure of gauging and measuring devices of an LNG Tanker should cause impossibility of determining the LNG volume, the volume of LNG delivered shall be determined by gauging the liquid level in Buyer's onshore LNG storage tanks immediately before and after unloading the LNG Tanker and such volume shall be increased by adding an estimated LNG volume, agreed upon by the parties, for boil-off from such onshore LNG storage tanks and related pipelines during the unloading of LNG. Each Buyer shall provide Seller, or cause Seller to be provided with, a certified copy of tank gauge tables for each onshore LNG tank which is to be used for this purpose verified by a competent impartial authority.

         C.      Determination of BTU Quantities Delivered
                 The quantities of BTU's delivered from LNG Tankers shall be computed by Seller by means of the following formula :

                 Q        =       V  x  D  x  P  - Qr

         where:

                          Q represents the quantity of the LNG delivered in BTU's.

                          V represents the volume of the LNG unloaded, stated in Cubic Meters, determined as provided in Section 13.9 B.

                          D represents the density of the LNG unloaded, stated in kilograms per Cubic Meter, determined as provided in Section 13.5 D.

                          P represents the Gross Heating Value of the LNG unloaded, stated in BTU's per kilogram.

                          Qr represents the quantity in BTU's of the vapor which displaced the volume of LNG unloaded from the LNG tanks of the LNG Tanker.

                 Physical constants, calculation procedures and examples of BTU determination are provided in Schedule A.

13.10    Verification of Accuracy and Correction for Error
         Accuracy of devices used shall be tested and verified at the request of either party, including the request by a party to verify accuracy of its own devices. Each party shall have the right to inspect at any time the measurement devices installed by the other party, provided that the other party be notified in advance. Testing shall be performed only when both parties are represented, or have received adequate advance notice thereof, using methods recommended by the manufacturer or any other method agreed to by Seller and Buyers. At the request of any party, any test shall be witnessed and verified by an independent surveyor mutually agreed upon by Buyers and Seller. Permissible tolerances shall be as defined in Schedule A. Inaccuracy of a device exceeding the permissible tolerances shall require correction of previous recordings, and computations made on the basis of those recordings, to zero error with respect to any period which is definitely known or agreed upon by the parties, as well as adjustment of the device. In the event that the period of error is neither known nor agreed upon, corrections shall be made for each delivery made during the last half of the period since the date of the most recent calibration of the inaccurate device. However, the provisions of this
         Section 13.10 shall not be applied to require the modification of any invoice which has become final pursuant to Section 10.6.

13.11    Disputes
         In the event of any dispute concerning the subject matter of this
         Article 13, including, but not limited to, disputes over selection of the type or the accuracy of measuring devices, their calibration, the result of a measurement, sampling, analysis, computation or method of calculation, such dispute shall be submitted to a competent impartial authority mutually agreed upon by the parties or, if such authority cannot be agreed upon within thirty (30) days of request by either party, such dispute shall be decided by arbitration pursuant to
         Article 16.  All decisions of an authority acting under this Section
         13.11 shall be binding on the parties. Expenses incurred in connection with the services of such authority shall be shared equally by the parties.

13.12    Costs and Expenses of Test and Verification
         All costs and expenses for testing and verifying Seller's measurement devices as provided for in this Article 13 shall be borne by Seller, and all costs and expenses for testing and verifying a Buyer's measurement devices shall be borne by such Buyer. The fees and charges of independent surveyors for measurements and calculations as provided for in Section 13.8 and 13.9 shall be borne equally by Seller and Buyer. When the services of independent surveyors are required and selected by mutual agreement pursuant to Section 13.10, then the fees and charges of such surveyors shall be borne equally by Seller and Buyers.

                     ARTICLE 14 - DUTIES, TAXES AND CHARGES

Each Buyer shall pay (or reimburse Seller for payments made by it), and shall indemnify and hold Seller harmless from, all taxes, royalties, duties or other imposts levied or imposed by the Japanese Government, any subdivision thereof or any other governmental authority in Japan on the transportation, sale and import of LNG hereunder or on any income resulting therefrom, including income resulting from payments made under this Article 14, and all port charges, taxes and duties levied or imposed on the LNG Tankers in Japan with respect to the transportation of LNG hereunder. To the extent that the foregoing taxes, royalties, duties, other imposts or port charges are included in the calculation of the Transportation Element paid or payable by Buyer, the parties understand and confirm that Buyer shall not be required to also pay such amounts under this Article 14. All payments or reimbursements required under this Article 14 shall be made by Buyer within twenty (20) calendar days after the date of Buyer's receipt of such invoice in Japan.

                           ARTICLE 15 - FORCE MAJEURE

15.1     Events of Force Majeure
         Neither Seller nor any Buyer shall be liable for any delay or failure in performance hereunder if and to the extent such delay or failure in performance results from any of the following :

         A. Fire, flood, atmospheric disturbance, lightning, storm, typhoon, tornado, earthquake, landslide, soil erosion, subsidence, washout or epidemic;

         B. War, riot, civil war, blockade, insurrection, act of public enemies or civil disturbance;

         C.      Strike, lockout or other industrial disturbance;

         D. Serious accidental damage to or other serious failure of Seller's Facilities, unless such damage or failure is the result of gross negligence on the part of Seller's management;

         E. Serious accidental damage to or other failure of a Buyer's Facilities, unless such damage or failure is the result of gross negligence on the part of such Buyer's management;

         F. The Proved Remaining Recoverable Reserves of Natural Gas in the Gas Supply Area expressed in the then most recent Certificate referred to in Section 3.2(a) which can be economically produced have been fully depleted;

         G. Act of government which directly affects the ability of a party to perform any obligation hereunder other than the obligation to remit payments as provided in Section 10.4 on account of LNG delivered and taken or not taken but required to be paid for under this Contract;

         H. Delay in completion and testing of any stage of the expansion of the Badak Facility contemplated by Seller in connection with the performance of this Contract so as to prevent the same from becoming operational on a continuing basis, which delay is caused by delay in receiving major items of equipment or materials from the manufacturer or vendor thereof, provided that Seller shall have taken all steps reasonably available to obtain timely delivery of such items including the placing of purchase orders within such time as was prudent under then existing circumstances; or

         I. The removal of an LNG Tanker from service due to loss, serious accidental damage or other serious failure, or other unavailability of an LNG Tanker, unless such loss, damage, failure or unavailability is the result of gross negligence on the part of Seller.

         Nothing herein shall relieve Buyers of their obligation to pay for LNG delivered or to make any other payment which has become due and payable under this Contract prior to the occurrence of any of the events described above.

15.2     Notice, Resumption of Normal Performance, etc.
         Immediately upon the occurrence of an event of force majeure, the party affected shall give notice thereof to the other party describing such event and the estimated period during which operations will be suspended or reduced. The parties shall exercise reasonable diligence to ensure resumption of normal performance under this Contract after the occurrence of any event of force majeure, and, prior to resumption of normal performance, the parties shall continue to perform their obligations under this Contract to the extent not affected by such event of force majeure.

15.3     Settlement of Industrial Disturbances
         Settlement of strikes, lockouts or other industrial disturbances shall be entirely within the discretion of the party experiencing such situations and nothing herein shall require such party to settle industrial disputes by yielding to demands made on it when it considers such action inadvisable.

                            ARTICLE 16 - ARBITRATION

All disputes arising between any Buyer or Buyers, on the one hand, and Seller, on the other hand, relating to this Contract or the interpretation or performance hereof shall be finally settled by arbitration conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce, effective at the time, by three (3) arbitrators appointed in accordance with such Rules. Arbitration shall be conducted in the English language and shall be held at Paris, France, unless another location is selected by mutual agreement of the parties concerned. The award rendered by the arbitrators shall be final and binding upon the parties concerned.

                          ARTICLE 17 - APPLICABLE LAW

This Contract shall be governed by and interpreted in accordance with the laws of the State of New York, United States of America. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods and the Convention on the Limitation Period in the International Sale of Goods shall not apply to this Contract and the respective rights and obligations of the parties hereunder.

                        ARTICLE 18 - BUYERS' COORDINATOR

Buyers will from time to time designate a Buyers' Coordinator to act on behalf of each Buyer in performing the following:

         A. Coordinating among each of Buyers, and between Seller and Buyer or Buyers, and the handling of communications between Seller and Buyer or Buyers in connection with performance of this Contract, in particular the exercise of Allowances pursuant to Section 7.3(d); and

         B. Implementation of various operations of each Buyer or of Buyers which are necessary in connection with the purchasing of LNG hereunder.

Buyers shall notify Seller the name and address of the entity to act as Buyers' Coordinator. Buyers have notified Seller that Japan Indonesia LNG Co., Ltd. is presently acting as Buyers' Coordinator.

Seller shall be entitled to accept and rely upon any communication received from Buyers' Coordinator as if received directly from one or more of Buyers, and to give any communication to Buyers' Coordinator with the same effect as if given directly to a Buyer or Buyers, if such notice or communication relates to matters as to which Buyers' Coordinator is acting as described above pursuant to this Article 18. No act of, or authorization to, Buyers' Coordinator shall relieve any Buyer from performance of any obligation or payment of any liability of such Buyer hereunder, each Buyer remaining primarily liable therefor at all times.

                          ARTICLE 19 - CONFIDENTIALITY

No party to this Contract shall use or communicate to third parties the contents of this Contract or other confidential information or documents which may come into the possession of such party in connection with the performance of this Contract without the prior agreement of the party or parties to which such information or documents are confidential. This restriction shall not apply to the contents of this Contract, or information or documents, which:

(i) have fallen into the public domain otherwise than through the act or failure to act of the party that has obtained them; or

(ii)     are communicated to:

         (A) any of Seller's Suppliers, or any Affiliate (as defined below), with the obligation of the receiving person to maintain confidentiality;

         (B) persons participating in the implementation of this project, such as Seller's Transporters, Buyers' Coordinator, legal counsel, accountants, other professional, business or technical consultants and advisers, underwriters or lenders, with the obligation of the receiving persons to maintain confidentiality; or

         (C) any governmental agency of the Republic of Indonesia or Japan, or having jurisdiction over any of Seller's Suppliers or any Affiliate or Seller's Transporters, provided that such agency has authority to require such disclosure, and that such disclosure is made in accordance with that authority.

As used before, the term "Affiliate" means a company that controls, is controlled by, or is under common control with, a party to this Contract or any of Seller's Suppliers.

                              ARTICLE 20 - NOTICES

All notices and other communications for purposes of this Contract shall be in writing, which shall include transmission by telex, facsimile or telegraph, except that notices given from LNG Tankers at sea may be by radio. Notices and communications shall be directed as follows :

A.       To Seller at the following mail address :

         PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA
         (PERTAMINA)
         Attention  :  General Manager, Gas Marketing Department
         P.O. Box 12 / JKT
         Jalan Merdeka Timur No. 1A
         Jakarta Pusat, Indonesia

         And at the following telegraph, telex and facsimile addresses :

         Telegraph :                                   Telex  :
         PERTAMINA                                     PERTAMINA
         JAKARTA, INDONESIA                            44302 or 44152
         Attention : General Manager, Gas Marketing    JAKARTA,
                     Department                        INDONESIA

                                                       Facsimile: 62-21-345-8312


B. To Buyers at the following mail, telegraph, telex and facsimile addresses :

         CHUBU ELECTRIC POWER CO., INC.
         (Mail and telegraph address )     Attention : Fuels Department
                                           1, Toshin-cho, Higashi-ku,
                                           Nagoya, 461-91 Japan

         (Telex address)                   4444405 CHUDEN J

         (Facsimile address)               81-52-951-6025


         THE KANSAI ELECTRIC POWER CO., INC.
         (Mail and telegraph address)      Attention : LNG Group
                                                       Office of Purchasing
                                           3-22, Nakanoshima 3-chome, Kita-ku,
                                           Osaka, 530-70 Japan

         (Telex address)                   5248320 KEPCO J

         (Facsimile address)               81-6-441-0283

         KYUSHU ELECTRIC POWER CO., INC.
         (Mail and telegraph address)      Attention : Fuels Department
                                           1-82,Watanabe-dori 2-chome,
                                           Chuo-ku,
                                           Fukuoka, 810 Japan

         (Telex address)                   725497KYUDEN J

         (Facsimile address)               81-92-731-8719


         NIPPON STEEL CORPORATION
         (Mail and telegraph address)      Attention : Coal & Fuel Dept.-1
                                           Raw Materials Div.-1
                                           6-3, Otemachi 2-chome,
                                           Chiyoda-ku,
                                           Tokyo, 100-71 Japan

         (Telex address)                   22291 NSC J

         (Facsimile address)               81-3-3275-5990


         OSAKA GAS CO., LTD.
         (Mail and telegraph address)      Attention : Gas Resources Department
                                           1-2, Hiranomachi 4-chome,
                                           Chuo-ku,
                                           Osaka, 541 Japan

         (Telex address)                   5225275DAIGAS J

         (Facsimile address)               81-6-222-2044


         TOHO GAS CO., LTD.
         (Mail and telegraph address)      Attention : Raw Materials Department
                                           19-18, Sakurada-cho,
                                           Atsuta-ku,
                                           Nagoya, 456 Japan

         (Telex address)                   4477651 TOHOGS J

         (Facsimile address)               81-52-871-6967

The parties may designate additional addresses for particular communications as required from time to time, and may change any addresses, by notice given thirty (30) days in advance of such additions or changes. Immediately upon receiving communications by telex, facsimile, telegraph or radio, a party shall acknowledge receipt by the same means, and may request a repeat transmittal of the entire communication or confirmation of particular matters. If the sender receives no acknowledgment of receipt within twenty-four (24) hours, or receives a request for repeat transmittal or confirmation, said party shall repeat the transmittal or answer the particular request.

                            ARTICLE 21 - ASSIGNMENT

Neither this Contract nor any rights or obligations hereunder may be assigned by any Buyer without the prior written consent of Seller, or by Seller without the prior written consent of each Buyer. Any request by a Buyer for Seller's consent to an assignment shall be accompanied by the written consent of each other Buyer to the proposed assignment. Any purported assignment without the aforesaid consent or consents in each case shall be null and void.

                            ARTICLE 22 - AMENDMENTS

This Contract may not be amended, modified, varied or supplemented except by an instrument in writing signed by Seller and Buyers.

Performance of any condition or obligation to be performed hereunder shall not be deemed to have been waived or postponed except by an instrument in writing signed by the party who is claimed to have granted such waiver or postponement.

                             ARTICLE 23 - SEVERALTY

This Contract shall be binding upon each Buyer in accordance with its terms. The liabilities of Buyers under this Contract are several and not joint, and each Buyer shall be liable only for performance of the obligations of such Buyer as provided in this Contract.

                      ARTICLE 24 - DETAILS OF PERFORMANCE

Details necessary for performance of this Contract shall be mutually agreed upon by Seller and each Buyer separately or, when necessary and desirable, by Seller and Buyers on a coordinated and mutually agreeable basis.

                               ARTICLE 25 - SCOPE

This Contract constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes and replaces any provisions on the same subject contained in any other agreement between the parties, whether written or oral, prior to the date of the original execution hereof.

Subsequent to the date of original execution of this Contract, various agreements, manuals, procedures and details of performance relating to the interpretation or implementation of the First A/R, or covering matters related thereto, have been agreed between Seller and Buyers ("Ancillary Agreements"). It is agreed that no Ancillary Agreement or portion thereof, to the extent it is in effect and capable of performance, shall be annulled, terminated or revoked by reason of the execution of this Second A/R, except that :

(i) to the extent that there is any conflict between such Ancillary Agreements and any specific amendment to the Contract incorporated in this Second A/R, such specific amendment shall prevail;

(ii) the Ancillary Agreements (or identified portions thereof) that were superseded by the First A/R (Section 25 (ii)) shall continue to be without effect; and

(iii)    the 1973 Extension MOA shall be terminated.

                           ARTICLE 26 - COUNTERPARTS

This Second A/R is executed in seven (7) identical counterparts, each of which shall have the force and dignity of an original, and all of which shall constitute but one and the same Second A/R.

                 ARTICLE 27 - EFFECTIVE DATE AND APPLICABILITY

This Second A/R shall be effective as of the date of execution stated below. Notwithstanding the foregoing sentence, the provisions of the First A/R shall continue to apply and shall take precedence over this Second A/R until January 1, 2000.

IN WITNESS WHEREOF, each of the parties has caused this Second A/R to be duly executed and signed by its duly authorized officer as of August 3, 1995.

SELLER:                                            BUYERS:
------                                             -----

PERUSAHAAN PERTAMBANGAN                            CHUBU ELECTRIC POWER CO., INC.
MINYAK DAN GAS BUMI NEGARA
(PERTAMINA)
                                                   By:  /s/ HIROJI OTA
                                                      --------------------------------------------------
By:  /s/ F. ABDA'OE                                   Name:  Hiroji Ota
   ---------------------------------------------             -------------------------------------------
   Name:  F. Abda'oe                                  Title: President and C.E.O.
          --------------------------------------             -------------------------------------------
   Title: President Director
          --------------------------------------

                                                   THE KANSAI ELECTRIC POWER CO., INC.

                                                   By:   /s/ YOSHIHISA AKIYAMA
                                                      --------------------------------------------------
                                                      Name:  Yoshihisa Akiyama
                                                             -------------------------------------------
                                                      Title: President and Director
                                                             -------------------------------------------
WITNESSES:
----------

JAPAN INDONESIA LNG CO., LTD.                      KYUSHU ELECTRIC POWER CO., INC.

By:  /s/ MASUO SHIBATA                             By:   /s/ SHIGERU OHNO
   ---------------------------------------------      --------------------------------------------------
   Name:  Masuo Shibata                               Name:  Shigeru Ohno
          --------------------------------------             -------------------------------------------
   Title: President and Director                      Title: President
          --------------------------------------             -------------------------------------------

NISSHO IWAI CORPORATION                            NIPPON STEEL CORPORATION

By:  /s/ AKIRA NISHIO                              By:  /s/ ROKURO SUEHIRO
   ---------------------------------------------      --------------------------------------------------
   Name:  Akira Nishio                                Name:  Rokuro Suehiro
          --------------------------------------             -------------------------------------------
   Title: President                                   Title: Executive Vice President
          --------------------------------------             -------------------------------------------

                                                   OSAKA GAS CO., LTD.

                                                   By:  /s/ SHIN-ICHIRO RYOKI
                                                      --------------------------------------------------
                                                      Name:  Shin-ichiro Ryoki
                                                             -------------------------------------------
                                                      Title: President
                                                             -------------------------------------------

                                                   TOHO GAS CO., LTD.

                                                   By:   /s/ SADAHIKO SHIMIZU
                                                      --------------------------------------------------
                                                      Name:  Sadahiko Shimizu
                                                             -------------------------------------------
                                                      Title: President
                                                             -------------------------------------------

              SECOND AMENDED AND RESTATED 1973 LNG SALES CONTRACT

The following describes Schedule A to the Second Amended and Restated 1973 LNG Sales Contract, which is omitted herein, but will be furnished upon request:

Schedule A - Testing and Methods

        Part I - BTU Quantity Determination (setting forth a table of physical constants and the formulae for LNG density determination, gross heating value calculation and total BTUs delivered calculation)

             Table I - Example of LNG Density Calculation

             Table II - Molar Volumes of Individual Components

             Table III - Correction C for Volume Reduction of Mixture

             Table IV - Example of Gross Heating Value Calculation

        Part II - Quality Determinations

        Part III - Maximum Permissible Tolerances

              SIDE LETTER TO SECOND AMENDED AND RESTATED 1973 LNG SALES CONTRACT

                                                                 August  3, 1995

CHUBU ELECTRIC POWER CO., INC.
THE KANSAI ELECTRIC POWER CO., INC.
KYUSHU ELECTRIC POWER CO., INC.
NIPPON STEEL CORPORATION
OSAKA GAS CO., LTD.
TOHO GAS CO., LTD.


Gentlemen,

This letter relates to the Second Amended and Restated 1973 LNG Sales Contract entered into of even date herewith ("Second A/R") (terms defined therein having the same meanings when used herein).

A.       HNS CONVENTION

         The International Maritime Organization is developing an International Convention on Liability and Compensation for Damage in Connection with the Carriage of Hazardous and Noxious Substances by Sea ("HNS Convention"). If it becomes likely that the HNS Convention will apply to shipments of LNG under the Second A/R, then Seller and Buyers shall engage in a process of mutual review and consultation in order to determine how to allocate any payments Seller is required to make under the HNS Convention relating to the Fixed Quantities.

B.       OMNIBUS AGREEMENT

         Seller believes that changing circumstances and increasing values at the Badak Facility necessitate making changes to the Omnibus Agreement regarding the required protection and indemnity insurance coverage in respect
of  the LNG Tankers ("P&I Cover").   Seller and Buyers shall therefore engage
as soon as possible in a process of mutual review and consultation in order to determine whether the P&I Cover should be increased to U.S.$300,000,000, as proposed by Seller.

C.       SOCIAL RESPONSIBILITY INSURANCE

         Buyers and Seller shall meet during 1999 to determine whether Seller should obtain Japanese Social Responsibility Insurance ("SRI") for the Dwiputra. However, if the meetings on the HNS Convention contemplated under A above occur prior to 1999, then SRI discussions shall be included within such HNS Convention discussions. Any discussions on how to deal with the HNS Convention shall also consider whether SRI should be continued for the Burmah Vessels (and for the Dwiputra, if SRI has been obtained already for such vessel).

D.       DEFINITION OF BUSINESS DAY IN JAPAN

         Seller and Buyers have not reached a conclusion regarding whether December 31 should be considered a Business Day in Japan. Buyers are not able to make payment to Seller on December 31 through a bank in Japan since December 31 is, by Japanese Government order, a non-banking day in Japan. However, Seller believes the treatment of December 31 as a non-business day would cause Seller to incur substantial financial losses and is not justified by the difficulties faced by Buyers.

         Seller and Buyers are willing to engage in a process of mutual review and consultation on the exclusion of December 31 as a Business Day in Japan in the context of considering such a change for all of Seller's sales contracts with Japanese buyers.

E.       PRICING

         Article 8 of the Second A/R refers to realized export prices (except premiums and except prices for spot sales) of field classifications of Indonesian crude oils being sold and exported. The parties acknowledge that as of the effective date of the Second A/R, the Indonesian Crude Price (ICP) system establishes such realized export prices.

         If at any time in the opinion of Seller or Buyers, based on their independent studies, the prices of the field classifications used by Seller to determine "A" in the formula in Section 8.2(a) are materially different from the realized export prices, such party shall so notify the other stating the basis for such opinion, and the parties shall consult promptly and jointly review the matter with a view to determining whether such difference exists and, if so, to establishing an alternative basis, to be adopted by Seller, for determining (for the purposes of the Second A/R) such realized export prices (except premiums and except prices for spot sales).

         In such event the parties shall continue to administer and perform the provisions of the Second A/R, and to determine the Contract Sales Price and submit and pay invoices, on the basis provided for in the Second A/R, until the parties shall have completed such joint review.

         If, upon completion of such joint review, it is determined that such difference exists, then Seller shall promptly take all measures to ensure proper administration of the Second A/R at all times, including any necessary recalculation of the Contract Sales Price.

F.       EXCESS CAPACITY

         Seller confirms that it places great importance on the mutual trust and cooperation that exists with Buyers, and that no changes effected by the Second A/R are intended to adversely effect the relationship between the parties. Seller also fully appreciates the marketing opportunities for the excess capacity of its LNG facilities provided by Buyers and will continue to pursue such opportunities in the future.

         It is Seller's policy to retain the right to dispose of the excess capacity of its LNG facilities to such purchasers and upon such terms as it may elect. Seller is therefore unable to grant any general reservations of its excess capacity.

         However, in view of the long term business relationship between Seller and Buyers, Seller agrees that once a Buyer offers in writing to purchase a specified quantity of LNG on terms to be agreed, then and to the extent Seller determines that it has excess LNG production capacity and (if applicable) shipping capacity available, then Seller will give preferential consideration to such offer over future offers from other potential purchasers for a reasonable period while good faith negotiations are being conducted with such Buyer.

         This Side Letter shall be effective as of the date of execution, except the provisions of paragraph E and F above shall be effective as of and from January 1, 2000. This Side Letter supersedes as of January 1, 2000 any prior written instrument between the parties with respect to the subjects herein mentioned.

                                           Very truly yours,

                                           PERUSAHAAN PERTAMBANGAN
                                           MINYAK DAN GAS BUMI
                                           NEGARA (PERTAMINA)


                                           By:  /s/ F. ABDA'OE
                                               -----------------------------
                                               Name:  F. Abda'oe
                                               Title: President Director

AGREED AND ACCEPTED

CHUBU ELECTRIC POWER CO., INC.             THE KANSAI ELECTRIC POWER CO., INC.

By:  /s/ HIROJI OTA                        By:   /s/ YOSHIHISA AKIYAMA
   ----------------------------------         ---------------------------------
   Name:  Hiroji Ota                          Name:  Yoshihisa Akiyama
          ---------------------------                --------------------------
   Title: President and C.E.O.                Title: President and Director
          ---------------------------                --------------------------

KYUSHU ELECTRIC POWER CO., INC.            NIPPON STEEL CORPORATION


By:    /s/ SHIGERU OHNO                    By:    /s/ ROKURO SUEHIRO
   ----------------------------------         ---------------------------------
   Name:  Shigeru Ohno                        Name:  Rokuro Suehiro
          ---------------------------                --------------------------
   Title: President                           Title: Executive Vice President
          ---------------------------                --------------------------

OSAKA GAS CO., LTD.                        TOHO GAS CO., LTD.


By:    /s/ SHIN-ICHIRO RYOKI               By:  /s/ SADAHIKO SHIMIZU
   ----------------------------------         ---------------------------------
   Name:  Shin-ichiro Ryoki                   Name:  Sadahiko Shimizu
          ---------------------------                --------------------------
   Title: President                           Title: President
          ---------------------------                --------------------------




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